                                                                       Exhibit 2




                            ASSET PURCHASE AGREEMENT


                                      among


                             HEALTH MANAGEMENT, INC.
                        HEALTH REIMBURSEMENT CORPORATION
                               HMI ILLINOIS, INC.
                               HMI MARYLAND, INC.
                             HMI PENNSYLVANIA, INC.
                                  HMI PMA, INC.
                             HMI RETAIL CORP., INC.
                           HOME CARE MANAGEMENT, INC.
                                   as Sellers,


                           TRANSWORLD HEALTHCARE, INC.
                               as Seller Guarantor


                    STADTLANDER DRUG DISTRIBUTION CO., INC.,
                                  as Purchaser

                                       and


                              COUNSEL CORPORATION,
                             as Purchaser Guarantor


                                      dated

                                 October 1, 1997

                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I.  SALE OF ASSETS...................................................  2

Section 1.01 Purchase and Sale of Purchased Assets...........................  2

Section 1.02 Excluded Assets.................................................  3

Section 1.03 Liabilities.....................................................  5


ARTICLE II.  CONSIDERATION...................................................  7

Section 2.01  Amount of Purchase Price.......................................  7

Section 2.02  Payment of Purchase Price......................................  7

Section 2.03 Assumption of Liabilities.......................................  7

Section 2.04 Allocation......................................................  7

Section 2.05 Closing Adjustments.............................................  7

Section 2.06 Bulk Transfer Laws..............................................  8

Section 2.07 Offset for Certain Payments Due to Purchaser....................  8


ARTICLE III.  THE CLOSING....................................................  8

Section 3.01 Time and Place..................................................  8

Section 3.02 Sellers' Obligations at Closing.................................  8

Section 3.03 Purchaser's Obligations at Closing..............................  9


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES BY SELLERS......................  10

Section 4.01 Organization, Standing and Qualification; Corporate Documents..  10

Section 4.02 Sole Shareholder...............................................  10

Section 4.03 Execution, Delivery and Performance of Agreement...............  10

Section 4.04 HMI Subsidiaries...............................................  11

Section 4.05 Absence of Changes or Events...................................  11

Section 4.06 Litigation.....................................................  12

Section 4.07 Compliance with Legal Requirements and Other Instruments.......  12

Section 4.08 Title to Assets................................................  13

Section 4.09 Disclosure Schedules...........................................  14

Section 4.10 Contracts......................................................  15

Section 4.11 Proprietary Rights, Etc........................................  15

Section 4.12 Employee Benefit Plans.........................................  15

Section 4.13 Environmental Matters..........................................  15

Section 4.14 Brokers and Finders............................................  17

Section 4.15 No Material Interests..........................................  17

Section 4.16 Employment Relations...........................................  17

Section 4.17 Insurance......................................................  18

Section 4.18 Payments.......................................................  18

Section 4.19 Compliance with Health Care Laws and Regulations...............  18

Section 4.20 HSR Act Filing.................................................  19


ARTICLE V.  REPRESENTATIONS AND WARRANTIES BY SELLER GUARANTOR..............  20

Section 5.01 Organization...................................................  20

Section 5.02 Execution, Delivery and Performance of Agreement; Authority....  20

Section 5.03 Brokers and Finders............................................  20

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES BY PURCHASER....................  21

Section 6.01 Organization...................................................  21

Section 6.02 Execution, Delivery and Performance of Agreement; Authority....  21

Section 6.03 Brokers and Finders............................................  21

Section 6.04 HSR Act Filing.................................................  21

Section 6.05 Acknowledgments................................................  21


ARTICLE V.  REPRESENTATIONS AND WARRANTIES BY PURCHASER GUARANTOR...........  22

Section 7.01 Organization...................................................  22

Section 7.02 Execution, Delivery and Performance of Agreement; Authority....  22

Section 7.03 Brokers and Finders............................................  22


ARTICLE VIII.  CONDITIONS OF CLOSING........................................  23

Section 8.01 Conditions Precedent to Purchaser's Obligations................  23

Section 8.02 Conditions Precedent to Sellers' and Seller Guarantor's
             Obligations....................................................  25


ARTICLE IX.  ADDITIONAL COVENANTS...........................................  26

Section 9.01 Noncompetition; Nonsolicitation................................  26

Section 9.02 Employees......................................................  27

Section 9.03 Taxes..........................................................  29

Section 9.04  Use of HMI Name or Marks......................................  29

Section 9.05 Preparation of Closing Date Balance Sheet......................  29

Section 9.06  Certain Post-Closing Adjustments..............................  31

Section 9.07  Certain Closing Adjustments...................................  31

Section 9.08 Indemnification................................................  32

Section 9.09 Right to Offset................................................  38

Section 9.10 Nondisclosure..................................................  38

Section 9.11  Assignment of Contracts.......................................  39

Section 9.12 Maintenance of Corporate Existence of Sellers..................  39

Section 9.13 New York State Settlement......................................  39

Section 9.14 Preservation of Copies of Certain Records......................  39

Section 9.15 Guarantee of Sellers' Obligations; Bankruptcy..................  40

Section 9.16 Guarantee of Purchaser's Obligations...........................  40

Section 9.17 Nonpurchased Assets............................................  40

Section 9.18 Ronkonkoma Sublease............................................  40


ARTICLE X.  GENERAL PROVISIONS..............................................  41

Section 10.01 Survival of Representation and Warranties.....................  41

Section 10.02 Notices.......................................................  41

Section 10.03 Entire Agreement; Amendment...................................  43

Section 10.04 Waiver........................................................  43

Section 10.05 Binding Nature................................................  43

Section 10.06 Assignment....................................................  43

Section 10.07 Captions; Language............................................  43

Section 10.08 Cross-References; Exhibits....................................  44

Section 10.09 Costs.........................................................  44

Section 10.10 Rights of Other Parties.......................................  44

Section 10.11 Enforceability................................................  44

Section 10.12 Equitable Remedies............................................  44

Section 10.13 Further Assurances............................................  44

Section 10.14 Counterparts..................................................  45

Section 10.15 Applicable Law................................................  45

Section 10.16 Access; Notice of Actions.....................................  45

Section 10.17 Certain Definitions...........................................  45

Section 10.18  Publicity....................................................  48

                                    EXHIBITS


1.01(a)           Form of Bill of Sale
                  Attachment 1-Items not Included within Purchased Assets

2.03              Form of Assumption Agreement

3.02(a)(ii)       Form of Assignment of Contracts

3.02(a)(iii)(1)   Form of Assignment of Copyrights

3.02(a)(iii)(2)   Form of Assignment of Patents

3.02(a)(iii)(3)   Form of Assignment of Trademarks and Trade Names

3.02(d)           Form of Adjustment Escrow Agreement

8.01(k)(1)        Form of License Agreement

8.01(k)(2)        Form of Transition Agreement

8.01(l)(1)        Form of Loan Agreement

8.01(l)(2)        Form of Pledge Agreement

8.01(l)(3)        Form of Guaranty

8.01(l)(4)        Form of Loan Escrow Agreement

9.05(a)           June 30, 1997 and August 31, 1997 Adjusted Balance Sheets

                                  SCHEDULES



1.02(g)     Excluded Contracts
1.02(l)     Excluded Records of Sellers
4.01        States in Which Sellers Have Authority to do Business
4.03        Conflicts and Breaches
4.05        Changes or Events Since June 30, 1997
4.06        Litigation
4.07        Compliance with Legal Requirements; Authorizations
4.08        Title to Assets
4.09(a)     Leases, Subleases, Licenses
4.09(b)     Recent Analyses of Business and Industry
4.09(c)     Material Contracts
4.09(d)     Collective Bargaining Agreements, Employment Agreements, etc.
4.09(e)     Payor/Provider Relationships
4.09(f)     Claims or Rights of  Offset
4.09(g)     Audits
4.10        Defaults under Contracts
4.11        Proprietary Rights, etc.
4.12(a)     Employee Benefit Plans
4.12(c)     Value of Plan Assets
4.13        Environmental Matters
4.15        Material Interests
4.16        Employment Relations
4.17        Insurance
4.19(a)     Reviews/Fraud and Abuse
4.19(b)     Filings
5.01        Good Standing for Seller Guarantor
8.01(h)     Opinion of Proskauer Rose LLP
8.01(j)     UCC, Judgment, and Tax Lien Searches
8.02(h)     Opinion of Stroock & Stroock & Lavan LLP
9.02        Employees
9.07        Changes to Closing Payment and Purchase Price

                             INDEX OF DEFINED TERMS

TERM                                               SECTION WHERE DEFINED

Adjusted Balance Sheet.......................................... 9.05(a)
Adjustment Escrow Agreement..................................... 3.02(d)
Adjustment Escrow Fund.......................................... 3.02(d)
Affiliate.....................................................  10.17(a)
Agreement.....................................................  Preamble
Approval......................................................  10.17(b)
Arthur Andersen................................................. 9.05(b)
Assigned Contracts.............................................  1.01(c)
Assignment of Contracts......................................... 3.02(a)
Assignment of Proprietary Rights................................ 3.02(a)
Assumed Liabilities............................................  1.03(a)
Assumption Agreement............................................... 2.03
Balance Sheet Shortfall............................................ 9.07
Banks........................................................... 8.02(a)
Benchmark Asset Amount.......................................... 9.06(c)
Bill of Sale...................................................  3.02(a)
Breach........................................................  10.17(c)
Business.......................................................  9.01(a)
CERCLA.........................................................  4.13(a)
Claim.........................................................  10.17(d)
Closing Date Asset Amount....................................... 9.06(a)
Closing Date Balance Sheet.....................................  9.05(b)
Closing Date....................................................... 3.01
Closing Payment................................................. 2.02(a)
Closing............................................................ 3.01
Contract....................................................... 10.17(e)
Corporate Documents............................................ 10.17(f)
Credit Agreement................................................ 8.02(a)
Environmental Law............................................... 4.13(a)
ERISA........................................................... 4.12(a)
Escrow Agent.................................................... 2.02(b)
Escrow Amount................................................... 2.02(b)
Excluded Assets.................................................... 1.02
Excluded Facilities............................................. 1.02(a)
FWPCA........................................................... 4.13(a)

Guarantee....................................................... 8.01(l)
Hazardous Discharge............................................. 4.13(e)
Hazardous Substance............................................. 4.13(a)
HMI Receivables................................................. 9.06(b)
HMI Records..................................................... 1.01(i)
HMI Subsidiaries............................................... Preamble
HMI............................................................ Preamble
HSR Act............................................................ 4.20
Indemnitor...................................................... 9.08(c)
Independent Firm................................................ 9.05(c)
Inventory...................................................... 10.17(g)
IRS............................................................. 9.02(e)
Key Consultant.................................................. 4.05(h)
Key Employee.................................................... 4.05(h)
Legal Body..................................................... 10.18(h)
Legal Proceeding............................................... 10.18(i)
Legal Requirement.............................................. 10.18(j)
Liabilities.................................................... 10.18(k)
Liability...................................................... 10.18(k)
License Agreement............................................... 8.01(k)
Licenses........................................................ 1.01(h)
Loan Agreement.................................................. 8.01(l)
Loan Escrow Agreement........................................... 8.01(l)
Loan Escrow Fund................................................ 8.01(l)
Medical Records.................................................... 1.01
Merger........................................................  Preamble
New York Settlement................................................ 9.13
Other Assets.................................................... 1.01(g)
Permitted Liens.................................................... 4.08
Person......................................................... 10.18(l)
Personal Property............................................... 1.01(a)
Plan(s)......................................................... 4.12(a)
Pledge Agreement.................................................8.01(l)
Proprietary Right.............................................. 10.18(m)
Purchase Price..................................................... 2.01
Purchase Price Adjustment.......................................... 9.07
Purchased Assets................................................... 1.01
Purchaser Guarantor............................................ Preamble
Purchaser Indemnitees........................................... 9.08(a)

Purchaser...................................................... Preamble
RCRA............................................................ 4.13(a)
Receivable(s).................................................. 10.18(n)
Related Agreements................................................. 4.03
Restriction.................................................... 10.18(o)
Return......................................................... 10.18(p)
Seller Guarantor............................................... Preamble
Seller Indemnitees.............................................. 9.08(b)
Seller(s)...................................................... Preamble
Sellers Material Adverse Change................................. 8.01(d)
Sellers' Counsel................................................... 3.01
Tax............................................................ 10.18(q)
Transfer(red).................................................. 10.18(r)
Transferred Employee............................................ 9.02(a)
Transferred Facility............................................ 9.02(a)
Transition Agreements........................................... 8.01(k)
WARN Act........................................................ 9.08(a)
Waste........................................................... 4.13(a)

                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT (the "Agreement") dated October 1, 1997 among HEALTH MANAGEMENT, INC., a Delaware corporation ("HMI"), HEALTH REIMBURSEMENT CORPORATION, a Delaware corporation, HMI ILLINOIS, INC., a Delaware corporation, HMI MARYLAND, INC., a Delaware corporation, HMI PENNSYLVANIA, INC., a Delaware corporation, HMI PMA, INC., a Delaware corporation, HMI RETAIL CORP., INC., a Delaware corporation, HOME CARE MANAGEMENT, INC., a New York corporation (collectively, the "HMI Subsidiaries"; HMI and the HMI Subsidiaries are referred to collectively as the "Sellers" and individually as a "Seller"), STADTLANDER DRUG DISTRIBUTION CO., INC., a Delaware corporation ("Purchaser"), TRANSWORLD HEALTHCARE, INC., a New York corporation ("Seller Guarantor") and COUNSEL CORPORATION, an Ontario corporation ("Purchaser Guarantor").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to an Agreement and Plan of Merger, as amended, IMH Acquisition Corp., a wholly-owned subsidiary of Seller Guarantor, has merged with and into HMI on the date hereof (the "Merger");

                  WHEREAS, each of the Sellers other than HMI is a wholly owned subsidiary of HMI;

                  WHEREAS, Sellers desire to sell certain of their assets and Purchaser desires to purchase such assets;

                  WHEREAS, as a result of the Merger, Seller Guarantor has become the record and beneficial owner of all of the issued and outstanding capital stock of HMI and has agreed to guarantee all the obligations of Sellers under this Agreement in order to induce Purchaser and Purchaser Guarantor to enter into this Agreement;

                  WHEREAS, Purchaser Guarantor owns all of the outstanding stock of Purchaser and has agreed to guarantee all the obligations of Purchaser under this Agreement in order to induce Sellers and Seller Guarantor to enter into this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, the parties hereby agree as follows:

                            ARTICLE I. SALE OF ASSETS

                  1.01 Purchase and Sale of Purchased Assets. Sellers shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase from Sellers, at the Closing (as defined in Section 3.01), all of Sellers' right, title and interest in and to all the assets, properties and rights of Sellers, wherever located and whether or not carried or reflected on the books and records of Sellers and whether or not carried in the name of any Seller, in existence as of the Closing Date (as defined in Section 3.01), including, but not limited to, the following, but excluding, however, in each case the assets, properties and rights defined in Section 1.02 as the "Excluded Assets":

                  (a) except as otherwise set forth in Attachment 1 to the Bill of Sale attached as Exhibit 1.01(a), all of Sellers' right, title and interest in and to any furniture, fixtures, motor vehicles, pharmaceutical and other equipment, computers and computer software (including, but not limited to, all computer software owned by Sellers and used at the Excluded Facilities or any other location), machinery, samples, models, pharmaceutical and other supplies, packaging, sales and product literature, work-in-process and other tangible personal property owned by Sellers, whether in the possession of any Seller, a sales representative or any other person (collectively, excluding the items described in Section 1.02(b), the "Personal Property");

                  (b) all of Sellers' Inventory (as defined in Section 10.17), wherever located;

                  (c) except as otherwise stated herein, all of Sellers' rights under (i) the leases for any of Sellers' facilities (other than those relating to the Excluded Facilities referred to in Section 1.02(a)), including, but not limited to, all rights of Sellers with respect to any rental deposits for any of such facilities (other than the Excluded Facilities), (ii) any payor/provider agreements and (iii) any other Contracts (as defined in Section 10.17) to which any of Sellers is a party (other than Contracts relating solely to the Excluded Assets) (the leases, agreements and other Contracts described in clauses
                           (i), (ii) and (iii), excluding those referred to in
                           Section 1.02(g), being referred to collectively as the "Assigned Contracts");

                  (d) all licenses, rights and Approvals granted by legal bodies to Sellers, to the extent assignable, (the "Licenses");

                  (e)      all of Sellers' Proprietary Rights (as defined in
                           Section 10.17);

                  (f) the rights of Sellers to use their present telephone and telefax numbers, and any "yellow page" or other advertising rights in connection therewith;

                  (g) all of Sellers' rights in and to (i) any insurance proceeds arising from any casualty after the Closing Date to the assets being purchased pursuant to this Agreement; (ii) any manufacturer's warranties relating to the Inventory; (iii) security deposits, prepaid expenses and other similar deposits, other than any thereof relating to the Excluded Facilities;
                           (iv) prepayments and similar items; and (v) vendor lists (collectively, the "Other Assets");

                  (h) all prescription records, medical records and patient files (including, but not limited to, all data and other information, wherever located, concerning customers, patients, payors and referral sources) (collectively, the "Medical Records"); and

                  (i) subject to Section 1.02(l), all books, records, books of account, computer records, documents and related information (including but not limited to files, lists, marketing literature, blueprints, plans, specifications and drawings), wherever located, regarding Sellers' Personal Property, Inventory, Receivables, Assigned Contracts, Licenses, Proprietary Rights, Other Assets and Medical Records, other than those specifically relating solely to the Excluded Facilities or the other Excluded Assets (each as defined in Section 1.02) (collectively, the "HMI Records").

The assets being purchased from Sellers are sometimes referred to as the "Purchased Assets." To the extent that any assets, property or rights of Sellers are intended to be transferred to Purchaser pursuant to the general language of this Agreement but do not appear on the applicable Schedules or Exhibits to this Agreement, the general language shall govern and such assets, property and rights shall nonetheless be deemed transferred to Purchaser.

                  1.02 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, Purchaser is not purchasing any of the following assets of Sellers (collectively, the "Excluded Assets"):

                  (a) the leasehold interests (and related deposits) relating to or located at Sellers' facilities located at Chicago (Buffalo Grove), Illinois, Ronkonkoma, New York and Pittsburgh, Pennsylvania (other than leasehold improvements in the pharmacy located at Ronkonkoma, New York) (collectively, the "Excluded Facilities"):

                  (b) furniture, fixtures, equipment, computer hardware, machinery and other tangible personal property located at the Excluded Facilities (other than any such assets used in the operations of the pharmacies located at the Excluded Facilities);

                  (c) cash, cash equivalents and (subject to the terms of the Transition Agreement) bank accounts;

                  (d)      rights of Sellers to any Tax refunds;

                  (e) Claims, causes of action, rights of recovery or set-off, including, without limitation, proceeds from any litigation or insurance claims, to the extent any of the foregoing relate to events occurring prior to the Closing Date;

                  (f)      the assets noted on Attachment 1 to Exhibit 1.01(a);

                  (g)      Contracts listed on Schedule 1.02(g);

                  (h) all rights of Sellers under Plans (as defined in Section 4.12);

                  (i)      any of Sellers' Receivables (as defined in Section
                           10.17);

                  (j)      any capital stock of Sellers;

                  (k) any Corporate Documents (as defined in Section 10.17) of Sellers;

                  (l) all historical books of account, financial and accounting and tax records, including general ledger and similar documents, and any other records of Sellers described on Schedule 1.02(l); provided, however, that none of the Medical Records shall be Excluded Assets;

                  (m)      insurance policies; and

                  (n) any of Sellers' Medicaid and Medicare provider numbers.

                  1.03 Liabilities.

                  (a) The Purchased Assets shall be conveyed free and clear of all Liabilities and Restrictions (as defined in Section 10.17), excepting only (i) Liabilities under the Assigned Contracts, to the extent arising subsequent to the Closing Date, (ii) liabilities secured by Permitted Liens (as defined in Section 4.08) and (iii) liabilities expressly assumed by Purchaser pursuant to Section 9.02. Subject to
         Section 1.03(b), Purchaser
         hereby agrees to assume and be liable for the liabilities described in clauses (i) and (iii) of the preceding sentence (the liabilities described in such clauses (i) and (iii) are referred to collectively as the "Assumed Liabilities").

                  (b) Except as expressly set forth in this Agreement, Purchaser is not assuming, and shall not be liable for, any liabilities or obligations of, or Claims or causes of action against, any Seller, whether known or unknown, material or immaterial, absolute or contingent (including, but not limited to, any liabilities, obligations, Claims or causes of action (i) under Contracts which shall not have been expressly assumed by Purchaser pursuant to this Agreement; (ii) for indebtedness for borrowed money; (iii) for bank overdrafts; (iv) by reason of or arising out of any default or Breach by Sellers prior to the Closing of any Contract, for any penalty against Sellers under any Contract arising prior to the Closing, or relating to or arising out of any event occurring prior to the Closing which with the passage of time or after giving of notice, or both, would constitute or give rise to such a Breach, default or penalty, whether or not such Contract is being assigned to and assumed by Purchaser pursuant to this Agreement; (v) under Contracts the existence of which would conflict with or constitute a Breach of the representation in Section 4.09(c) hereof, (vi) relating to or arising out of the Excluded Assets; (vii) relating to trade debt (other than purchase orders); (viii) except to the extent arising under any of the Assigned Contracts, to any shareholder or Affiliate of Sellers, in their capacity as such; (ix) except as expressly stated in this Agreement or the Transition Agreement (as defined in Section 8.01(k)), to any present or former employee, officer or director of Sellers, including, without limitation, any bonuses, any termination or severance pay related to the Transfer of employees to Purchaser in connection with the transactions contemplated hereby, and any post-retirement or termination medical or other benefits or other compensation or benefits, or any obligations under any employee benefit plan of Sellers; (x) relating to the execution, delivery and consummation of this Agreement and the transactions contemplated hereby by Sellers or their Affiliates or arising under this Agreement, including, without limitation, any and all liabilities to Purchaser or, except as provided in Section 9.03, liabilities for Taxes incurred by Sellers as a result of the sale contemplated by this Agreement; (xi) for any Taxes accrued or incurred by any Seller or its Affiliates prior to or after the Closing Date or relating to any period (or portion of a period) prior or after thereto; (xii) relating to or arising out of any violation by any Seller or its Affiliates of any Environmental Law (as defined in Section 4.13) or any other Legal Requirement relating to health and safety of the public or the employees of Sellers; (xiii) relating to, or arising out of, products sold or services rendered and/or warranties given with respect thereto by Sellers, or (except as expressly stated herein) the conduct or operation of the business of Sellers, prior to the Closing Date; (xiv) relating to any violation by any Seller or its Affiliates of State or Federal Medicaid or Medicare or similar laws; (xv) relating to any violation by any Seller or its Affiliates of customs laws; (xvi) relating to any violation by any Seller or its Affiliates of any fair packaging or labeling laws; (xvii) relating to future offsets, refunds or credits in favor of patients or third party payors arising from services performed or products distributed or sold prior to the Closing Date, except as provided in clause (F) of Section 9.08(b)(i); (xviii) relating to violations by any Seller or its Affiliates of State or Federal securities laws or regulations; (xix) relating to any violation by any Seller or its Affiliates of criminal or civil fraud, common law fraud, racketeering and other offenses; and (xx) of Sellers arising under or pursuant to this Agreement).

                           THE PARTIES ACKNOWLEDGE THAT PURCHASER IS NOT
                  ASSUMING ANY LIABILITIES OF SELLERS OTHER THAN THE LIABILITIES EXPRESSLY REFERRED TO IN SECTION 1.03(a), AND THAT SELLERS AND SELLER GUARANTOR HAVE AGREED, JOINTLY AND SEVERALLY, IN ACCORDANCE WITH SECTION 9.08(a) OF THIS AGREEMENT, TO INDEMNIFY PURCHASER AGAINST ANY SUCH NON-ASSUMED LIABILITIES OF SELLERS.

                  (c) Sellers make no representations or warranties as to the assignability of the Contracts or Licenses or of any such other contracts, leases, commitments, licenses or permits that are included within the Purchased Assets, and Purchaser shall assume all of the same as provided in Section 1.03(a) regardless of whether the same are by their terms assignable and, upon their receipt thereof, Sellers shall deliver to Purchaser any benefits received by Sellers arising out of services rendered or products supplied by Purchaser under any of the same after the Closing.

                            ARTICLE II. CONSIDERATION

                  2.01 Amount of Purchase Price. The total consideration (the "Purchase Price") to be paid by Purchaser for the Purchased Assets, subject to
Section 9.07, shall be $20,000,000.

                  2.02 Payment of Purchase Price. On the Closing Date, Purchaser shall pay the Purchase Price as follows:

                  (a) $17,500,000 of the Purchase Price, as such amount may be adjusted in accordance with Section 9.07 (such amount, as so adjusted, the "Closing Payment"), shall be paid, subject to Section 2.07, by means of wire transfers aggregating such amount to account numbers and banks designated by Sellers in a written notice to Purchaser given not less than one full business day prior to the Closing.

                  (b) $2,500,000 of the Purchase Price (such amount, the Escrow Amount"), shall be paid to Bankers Trust Company, as escrow agent (the "Escrow Agent"), by means of a wire transfer to an account designated by the Escrow Agent. The Escrow

         Agent shall hold the Escrow Amount in accordance with the terms and conditions of the Adjustment Escrow Agreement (as defined in Section 3.02(d)). The Escrow Amount shall be disbursed as provided in the Adjustment Escrow Agreement and in Section 9.06.

                  2.03 Assumption of Liabilities. As additional consideration hereunder, at the Closing Purchaser shall assume the Assumed Liabilities by executing and delivering an Assumption Agreement in the form of Exhibit 2.03 (the "Assumption Agreement").

                  2.04 Allocation. Following the completion of the Closing Date Balance Sheet described in Section 9.05, the total proceeds of the transactions contemplated hereby shall be assigned to the various categories of assets included on such balance sheet as shall be mutually agreed between HMI and Purchaser. Such allocation shall be made in a fair and reasonable manner and in accordance with the Closing Date Balance Sheet. Such allocation shall be binding on Purchaser and Sellers for all purposes, including federal Tax purposes, and the parties agree not to take a contrary position on any Tax Return or any documents filed by any of said parties with federal, state or local authorities.

                  2.05 Closing Adjustments. Any rent, utility charges and similar charges for Sellers' facilities (other than the Excluded Facilities) which relate to the period before and after the Closing shall be apportioned between Sellers and Purchaser in a manner consistent with Section 1.03.

                  2.06 Bulk Transfer Laws. Purchaser hereby waives compliance by Sellers with the provisions of any bulk transfer laws of any state in connection with the transactions contemplated by this Agreement; provided, however, the foregoing waiver shall not affect Purchaser's rights under the indemnification provisions of this Agreement.

                  2.07 Offset for Certain Payments Due to Purchaser. Sellers and Purchaser agree that the amount of the Closing Payment to be made pursuant to Section 2.02(a) shall be reduced by the amount payable by Sellers to Purchaser on the date hereof pursuant to Section 5 of the Transition Agreement (as defined in Section 8.01(k)).


                            ARTICLE III. THE CLOSING

                  3.01 Time and Place. The closing of the transactions which are the subject of this Agreement (the "Closing") shall take place at 10:00 a.m., local time, on the date hereof, at the offices of Proskauer Rose LLP ("Sellers' Counsel"), 1585 Broadway, New York, New York 10036, or such other time and place as the parties may agree upon. The day on which the Closing actually takes place is sometimes referred to as the "Closing Date."

                  3.02 Sellers' Obligations at Closing. At the Closing, Sellers shall:

                  (a) execute and deliver to Purchaser (i) a bill of sale in substantially the form attached as Exhibit 1.01(a) (the "Bill of Sale"), (ii) an assignment of the Assigned Contracts in substantially the form of Exhibit 3.02(a)(ii) (the "Assignment of Contracts"), and
         (iii) assignments of Proprietary Rights in substantially the forms of Exhibits 3.02(a)(iii)(1), 3.02(a)(iii)(2) and 3.02(a)(iii)(3) (the
         "Assignments of Proprietary Rights");

                  (b) execute and deliver such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to Purchaser's counsel, as may be reasonably requested by Purchaser to vest in Purchaser good title to the Purchased Assets, subject only to Permitted Liens;

                  (c) deliver all documents, certificates, consents and undertakings required to be delivered by Sellers or Seller Guarantor to Purchaser under the provisions of this Agreement;

                  (d) enter into an escrow agreement in substantially the form of Exhibit 3.02(d) (the "Adjustment Escrow Agreement"), pursuant to which there shall be established an escrow fund (the "Adjustment Escrow Fund") for the purposes set forth therein;

                  (e) provide to Purchaser insurance certificates naming Purchaser as a loss payee on Sellers' general, professional and product liability and umbrella policies for at least 30 days following the Closing Date (it being understood that Purchaser shall be liable for payment of premiums on such policies for the period commencing on the Closing Date);

                  (f) deliver or relinquish physical possession of the Purchased Assets wherever located;

                  (g) execute and deliver to Purchaser for filing with the Secretary of State of Delaware an Amendment to the Certificate of Incorporation of Sellers, eliminating from their respective names the words "Health Management, Inc.," "HMI" and all derivatives and variations thereof and comparable executed certificates for those states in which they are qualified to do business; provided, however, that with respect to any such certificate to be filed in a state other than Delaware, Sellers shall have 20 days from the Closing Date to deliver the same to Purchaser;

                  (h) deliver a "good standing certificate" from the Secretary of State of each Seller's state of incorporation and the Secretary of State of Seller Guarantor's state of incorporation dated no earlier than 15 days prior to the Closing Date; and

                  (i) enter into the License Agreement and Transition Agreement described in Section 8.01(k).

                  3.03 Purchaser's Obligations at Closing. At the Closing, Purchaser shall:

                  (a) pay to Sellers the Closing Payment, subject to Section 2.07, by wire transfers to the accounts specified by Sellers in accordance with Section 2.02;

                  (b) execute and deliver the Assumption Agreement referred to in Section 2.03;

                  (d) enter into the Adjustment Escrow Agreement and fund the Escrow Amount in accordance with Section 2.02(b) of this Agreement;

                  (e) deliver all documents, certificates, consents and undertakings required to be delivered by Purchaser or Purchaser Guarantor to Sellers under the provisions of this Agreement;

                  (f) deliver a "good standing certificate" as to Purchaser and Purchaser Guarantor from the Secretary of State of their respective jurisdictions of incorporation dated no earlier than 15 days prior to the Closing Date; and

                  (g) reimburse Sellers for all pre-paid rent for the month of October 1996 with respect to facilities of Sellers (other than the Excluded Facilities).

              ARTICLE IV. REPRESENTATIONS AND WARRANTIES BY SELLERS

                  Sellers represent and warrant to Purchaser as follows:

                  4.01 Organization, Standing and Qualification; Corporate Documents. Each Seller is a corporation validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where its business is now conducted and its properties are now owned, leased or operated, and, except as disclosed on Schedule 4.01, is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each state where the character of the properties it owns, leases or operates, or the conduct of its business, requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities or operations of the Sellers taken as a whole (a "Sellers Material Adverse Effect"). The jurisdictions in which Sellers are qualified or licensed to do business are set forth on Schedule 4.01.

                  4.02 Sole Shareholder. Each Seller other than HMI is a wholly-owned subsidiary of HMI. The Merger has been consummated and Seller Guarantor is HMI's sole shareholder.

                  4.03 Execution, Delivery and Performance of Agreement; Authority. Sellers have the requisite corporate power and authority to enter into this Agreement and the agreements required to be executed by Sellers pursuant hereto (the "Related Agreements") and to carry out the transactions contemplated hereby and thereby. All proceedings required to be taken by each Seller and its shareholders to authorize the execution, delivery and performance of this Agreement and the Related Agreements have been properly taken. Each of this Agreement and, when executed, the Related Agreements to which Sellers are a party constitutes (or will constitute) a legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting of equitable remedies. The execution, delivery and performance of this Agreement and the Related Agreements by Sellers will not conflict with, result in a material Breach, default, right to accelerate or loss of rights under, or result in the creation of any material restriction pursuant to, or require consent of any Person under any provision of Sellers' Corporate Documents, any loan or other similar agreement (except to the extent waived prior to the Closing or noted in Schedule 4.03) or Legal Requirement (as defined in Section 10.17), except as noted on Schedule 4.03, to which any of the Sellers is a party or by which they or any of their properties or assets may be bound or materially affected, except as would not have a Sellers Material Adverse Effect, except that no representation is made with respect to Legal Requirements applicable to Licenses, Contracts (including payor/provider agreements), the License Agreement and the Transition Agreement (each as defined in Section 8.01(k)).

                  4.04 HMI Subsidiaries. HMI has no subsidiaries which own any assets, other than those subsidiaries which are Sellers under this Agreement.

                  4.05 Absence of Changes or Events. Except as set forth on
Schedule 4.05, since June 30, 1997 Sellers have conducted their business only in the ordinary course and have not:

                  (a) incurred any Liability which would become (i) a liability of Purchaser from and after the Closing Date, other than Liabilities under Assumed Contracts and Liabilities expressly assumed by Purchaser pursuant to Section 9.02, or (ii) a Restriction on the Purchased Assets, other than Permitted Liens;

                  (b) mortgaged, pledged or subjected (or permitted to be subjected) to any restrictions (other than Permitted Liens) any of the Purchased Assets;

                  (c) materially amended or terminated, or received any notice of termination of, any Assigned Contract or suffered any damage, destruction or loss which, in any case or in the aggregate, has had would have a Sellers Material Adverse Effect;

                  (d) Transferred or granted any material rights under any Proprietary Right or modified any existing material rights with respect thereto;

                  (e) entered into any transactions, Contracts or commitments involving more than $100,000 in any one instance or $300,000 in the aggregate other than in the ordinary course of business;

                  (f) to the best of Sellers' knowledge, had any material adverse change in their relations with any of Sellers' employees, agents, customers or suppliers;

                  (g) made any change in the rate of compensation, commission, bonus, deferred compensation or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, deferred compensation or severance or vacation pay, to any employee other than (A) changes in the ordinary course of business in employee compensation consistent with prior pay increase policies (such changes in the aggregate not exceeding $10,000 per Person and $250,000 for all such Persons on an annual basis) or (B) payments pursuant to workers' compensation laws;

                  (h) terminated or received any notice of termination from any employee of Sellers whose annual base salary is equal to or greater than $75,000 (a "Key Employee") or any consultant of the Sellers who was paid more than $100,000 in the Sellers' most recent fiscal year ("Key Consultant");

                  (i) suffered any other change, event or condition which, in any case or in the aggregate, has had or is reasonably expected to have a Sellers Material Adverse Effect; or

                  (j) entered into any agreement or made any commitment to take any of the types of action described in paragraphs (a) through (i) above.

                  4.06 Litigation. Except as set forth on Schedule 4.06, there is no Legal Proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the best of Sellers' knowledge, threatened, against or relating to any of the Sellers, or any of the assets or business of Sellers or the transactions contemplated by this Agreement.

                  4.07 Compliance with Legal Requirements and Other Instruments.

                  (a) Except as disclosed on Schedule 4.07, Sellers have complied with all Legal Requirements applicable to their business, assets or operations as presently or previously conducted (including, without limitation, Legal Requirements relating to zoning, building codes, antitrust, occupational safety and health, environmental protection and conservation, water or air pollution, toxic and hazardous waste and substances control, employment eligibility verification pursuant to the immigration laws, customs, trade, consumer product safety, product liability, hiring, wages, hours, equal employment, employee benefit plans and programs, collective bargaining and withholding and social security Taxes), without giving effect to the Merger and except for such noncompliance or violations that individually or in the aggregate would not have a Sellers Material Adverse Effect.

                  (b) Except as disclosed on Schedule 4.07, Sellers holds all the permits, licenses and franchises which are necessary for or material to their current use, occupancy or operation of the Purchased Assets and the conduct of their business (subject to the effect of the Merger on any thereof ), except where the failure to hold such permits, licenses and franchises individually or in the aggregate would not have a Sellers Material Adverse Effect; and no notice of violation of any applicable material Legal Requirement binding on Sellers with respect to the Purchased Assets or their business has been received.

                  (c) Subject to the disclaimer of representations and warranties as to the assignability of Contracts and Licenses in Section 1.03(c), and except as set forth on Schedule 4.07, no authorization, approval, order, license, permit, franchise or consent by, and no registration, declaration or filing by Sellers with, any Legal Body is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than as required by the HSR Act.

                  4.08 Title to Assets. Except as disclosed on Schedule 4.08, Sellers have marketable title to all the tangible property included in the Purchased Assets, subject to any Permitted Liens (as defined below). Sellers own, lease or validly license all of the intangible property included in the Purchased Assets. None of the Purchased Assets is subject to any encumbrance except (a) Taxes not yet due and payable or (b) as disclosed on Schedule 4.08, or (c) those imperfections of title and encumbrances, if any, which (i) are not significant in character, amount or extent and do not materially detract from the value of the assets subject thereto, (ii) do not interfere in any material respect with either the present and continued use of such assets or the conduct of the business of Sellers and (iii) have arisen only in the ordinary course of business (the encumbrances referred to in clauses (a), (b) and (c) being referred to as "Permitted Liens"). Sellers own all of the assets used by them in the operation and conduct of their business, or required by Sellers for the normal conduct of their business, except for those assets leased by Sellers under leases or as noted in Schedule 4.08. Subject to the exceptions noted in the foregoing sentence or as noted in Schedule 4.08, the Purchased Assets, together with the Excluded Assets, constitute all of the assets used in, related to or required by Sellers for, the normal conduct of their business. Except as noted in Schedule 4.08, all computer software used by Sellers at any location (including, but not limited to, the Excluded Facilities) is owned by

Sellers and included in the Purchased Assets and all such owned computer software may be freely transferred to Purchaser pursuant to this Agreement.

                  4.09 Disclosure Schedules. Schedules 4.09(a) through 4.09(g) (each schedule corresponding to the similarly numbered paragraph noted below) constitute an accurate and complete list of (or, as appropriate, reference to separately delivered listings of) the noted matters as of the date hereof, unless otherwise set forth therein:

                  (a) each lease, sublease, license or any other instrument under which Sellers claims or holds such leasehold or other interest or right to the use all real property which is used by Sellers in connection with the operation of their business on the date hereof or pursuant to which Sellers have assigned, sublet or granted any rights therein, identifying the parties thereto;

                  (b) to the best knowledge of Sellers, all analyses of the Sellers' business or their industry prepared within one year prior to the date hereof on Sellers' behalf by investment bankers, management consultants, accountants or others;

                  (c) all Contracts (other than payor/provider agreements, insurance contracts and purchase and sales orders) that are material to the Sellers, taken as a whole;

                  (d) all collective bargaining agreements, employment and consulting agreements, incentive agreements, bonus agreements, deferred compensation agreements, employee pension, profit sharing, thrift, retirement, employee stock option, stock purchase, or stock ownership agreements and group life, health and accident insurance and other employee benefit agreements, arrangements or commitments, whether or not legally binding;

                  (e) to the best knowledge of Sellers, all parties with which Sellers have payor/provider agreements or relationships on the date hereof;

                  (f) to the best knowledge of Sellers, (i) all pending claims or rights of offset asserted in writing by any governmental payor (1) of an unspecified or indefinite amount or (2) for more than $2,000 asserted in the aggregate in any single communication; and (ii) all pending claims or rights of offset for more than $10,000 asserted by any private payor; and

                  (g) to the best knowledge of Sellers, all audits being conducted by any Legal Body or third party.

True and complete copies of all agreements and documents referenced in any of the disclosure schedules to this Agreement have been provided or made available to Purchaser.

                  4.10 Contracts. Except as disclosed on Schedule 4.10 or as otherwise noted in Schedules 4.09(a) through (e), and without giving effect to the Merger or the transactions contemplated hereby, (i) all of the Contracts listed in Schedule 4.09 are in full force and effect as to the applicable Seller (and, to the best knowledge of Sellers, in full force and effect as to the other party or parties thereto), and (ii) there is not under any such Contract any existing material default by Sellers or event which, after notice or lapse of time, or both, would constitute a default by Sellers or result in a right to accelerate by the other party or loss by Sellers of rights and, to the best knowledge of Sellers, there is no material default by any other party under any such Contract, except as would not have a Sellers Material Adverse Effect..

                  4.11 Proprietary Rights, Etc. Except as disclosed in Schedule
4.08 or Schedule 4.11, Sellers own, or have the right to use and transfer to Purchaser, all Proprietary Rights necessary to conduct their business as it is presently operated; to the best of Sellers' knowledge, Sellers are not infringing upon any material Proprietary Rights owned or obtained by any other Person or Persons; and there is no Claim or action by any such Person pending, or, to the knowledge of Sellers, threatened, with respect to any material Proprietary Right.

                  4.12 Employee Benefit Plans. Set forth on Schedule 4.12 is a list of each "employee benefit plan," as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored, maintained or contributed to by Sellers on behalf of employees of Sellers (the "Plans"). Except for noncompliance and any failures to maintain and operate any Plan as would not individually or in the aggregate have a Sellers Material Adverse Effect, to the knowledge of the Sellers, the Plans have been maintained and operated in accordance with their terms and with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended, (the "Code") (including rules and regulations thereunder) and other applicable federal and state laws.

                  4.13 Environmental Matters.

                  (a) For the purpose of this Section 4.13, a "hazardous substance or waste" shall mean (i) all substances which are regulated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C Section 1251 et seq.; (ii) any element, compound, mixture, solution, or substance which is regulated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq.; (iii) any regulated hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq.; (iv) any toxic pollutant listed and regulated under Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed and regulated under Section 112 of the Clean Air

         Act, 42 U.S.C. Section 7401 et seq.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (vii) waste oil, (viii) asbestos, and (ix) toxic or hazardous substances or such materials as are regulated under any other federal, state and local environmental, health and safety law, code, ordinance, or any rule and regulation promulgated thereunder, including, without limitation, any law regulating emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (i.e., air, surface water, ground water, land surface or subsurface strata) or otherwise regulating the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes ("Environmental Law").

                  (b) Except as set forth in Schedule 4.13, Sellers have complied in all respects with all applicable Environmental Laws and obtained all permits, licenses, certificates and other authorizations which are required with respect to their operation under any Environmental Laws (except for such noncompliances, violations or failures to obtain a permit, license, certificate or other authorization that individually or in the aggregate would not have a Sellers Material Adverse Effect). Except as set forth in Schedule 4.13, Sellers are in compliance in all respects with all permits, licenses and authorizations required by any Environmental Laws (except for such noncompliances, violations or failures to obtain a permit, license, certificate or other authorization that individually or in the aggregate would not have a Sellers Material Adverse Effect). Sellers have delivered to Purchaser true and complete copies of all environmental studies in Sellers' possession made in the last two years relating to the business or assets of Sellers.

                  (c) Except as set forth in Schedule 4.13, there is no pending or, to Sellers' knowledge, threatened civil, criminal or administrative Action, outstanding written order or agreement with any Legal Body that affects or applies to Sellers, their business or assets, or the services they have provided which arises under any Environmental Laws.

                  (d) Except as set forth in Schedule 4.13, to Sellers' knowledge, there are no past or present events, conditions, practices, incidents or actions which may prevent compliance or continued compliance by Sellers in all material respects with any Environmental Laws or with any order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any material Liability based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, by Sellers of any hazardous substance or waste.

                  (e) Except in accordance with applicable Environmental Law or with a valid governmental permit, license, certificate or approval, to the best knowledge of Sellers there has been no material emission, spill, release or discharge by Sellers, from any of their assets, from any site at which any of such assets are or were located or at any other location or disposal site, into or upon (i) the air, (ii) soils or improvements, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing such assets of any hazardous substances or wastes used, stored, generated, treated or disposed at or from any of such assets (any of which events is hereinafter referred to as "Hazardous Discharge"). Except as listed on
         Schedule 4.13, none of the operations of Sellers involve the generation, transportation, treatment or disposal of hazardous substances or wastes.

                  (f) Sellers have not received any notice or letter naming any of the Sellers as a Potentially Responsible Party as defined in and pursuant to CERCLA or any comparable Environmental Law whereby Sellers are alleged to be required to remove and/or clean sites and facilities which have been contaminated by hazardous substances or wastes.

                  4.14 Brokers and Finders. Neither Sellers nor any Person acting on their behalf has engaged any broker, agent or finder or incurred any Liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                  4.15 No Material Interests. Except as set forth on Schedule 4.15, to the best of Sellers' knowledge, no shareholder, officer or employee of Sellers or any Affiliate of Sellers has any direct or indirect material interest in any creditor, competitor, supplier or lessor of Sellers.

                  4.16 Employment Relations. Except as described in Schedule 4.16, (a) to the best of Sellers' knowledge, no Key Employee or Key Consultant of Sellers has notified the Sellers that he or she has any plans to terminate his or her employment or consulting relationship with Sellers; and (b) since June 30, 1997, there has not been, and Sellers have not received any written notice that there is likely to be, any materially adverse change in relations with employees or consultants as a result of the announcement or consummation of the transactions contemplated by this Agreement.

                  4.17 Insurance. Schedule 4.17 contains a complete and accurate list of all policies of fire, liability, workers' compensation and other forms of insurance (showing as to each policy the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by Sellers on their business, property or personnel. Copies of all such policies have been made available to Purchaser. All pending Claims, if any, made against Sellers which are covered by insurance are listed on Schedule 4.17.

                  4.18 Payments. To the best knowledge of Sellers, no Seller nor any of its respective officers, directors or employees has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Sellers, which Sellers know to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; Sellers have not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers; no Seller nor any of their respective officers, directors or employees has made any payment (i) to any customer or supplier of Sellers or any officer, director, partner, employee or agent of any such customer or supplier, for the sharing of fees which Sellers know to have been illegal under any such federal, state or local laws or (ii) to any such customer or supplier or any such officer, director, partner, employee or agent for the rebating of charges which Sellers know to have been illegal under any such federal, state or local laws.

                  4.19 Compliance with Health Care Laws and Regulations. The following are the only representations made by Sellers with respect to compliance with health care laws and regulations:

                  (a) Except as set forth on Schedule 4.19(a) hereto, and to the best of Sellers' knowledge: (i) no validity review or program integrity review related to Sellers has been conducted by any Legal Body in connection with the Medicare or Medicaid programs and no such review, audit or audit assessment is scheduled, pending or threatened against Sellers, their business, assets, or the consummation of the transactions contemplated hereby, (ii) Sellers have not received a subpoena or formal or informal request for records from any Legal Body, and (iii) Sellers have not received notice of any pending, threatened or possible decertification, or audit, offset, other action or loss of participation in, any Medicaid or Medicare programs.

                  (b) Except as set forth on Schedule 4.19(b) hereto and to the best of Sellers' knowledge: (i) Sellers have not failed to file cost reports and other documentation and reports, if any, required to be filed by any commercial third-party payors and governmental agencies in compliance with applicable contractual provisions and/or laws, regulations and rules, which were due on or before the Closing Date, and (ii) there are no Claims (including notices of any offsets against future reimbursements) pending on threatened or scheduled before any Person, including without limitation, any intermediary, carrier, the Health Care Financing Administration, or any other state or federal agency with respect to Medicare and Medicaid Claims filed by Sellers or the operation of the business of Sellers on or before the Closing Date, or program compliance matters, in either case which would have a Sellers Material Adverse Effect. Sellers have delivered to Purchaser accurate and complete copies of any Claims, actions, inquiries or other correspondence or appeals listed on Schedule 4.19(b).

                  (c) To the best of Sellers' knowledge, except as otherwise disclosed on Schedule 4.09(c), Sellers deliver goods and services, charge rates, and bill for services which are in all material respects legal and proper.

                  (d) To the best of Sellers' knowledge, Sellers in all material respects properly pay any appropriate refunds, bill and use their best efforts to collect deductibles and co-payment amounts and apply all payments received.

                  (e) To the best of Sellers' knowledge, Sellers have not engaged in any activities in connection with Sellers' business which are prohibited under, and have complied in all material respects with, the Controlled Substances Act, 21 U.S.C. Section 801 et seq. or the regulations promulgated pursuant to such statute or any related state or local statutes or regulations concerning the dispensing and sale of controlled substances.

                  4.20 HSR Act Filing. Sellers have submitted and caused their respective ultimate parent entities (including Seller Guarantor) to submit all documents, reports and notifications, and satisfy all requests for additional information, if any, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

                  EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV OF THIS AGREEMENT, THE PURCHASED ASSETS ARE BEING CONVEYED TO PURCHASER ON AN "AS IS, WHERE IS, WITH ALL FAULTS" BASIS. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV OF THIS AGREEMENT, SELLERS MAKE NO REPRESENTATION OR WARRANTY AND EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE PURCHASED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         ARTICLE V. REPRESENTATIONS AND WARRANTIES BY SELLER GUARANTOR

                  Seller Guarantor represents and warrants to Purchaser as follows:

                  5.01 Organization. Seller Guarantor is a corporation validly existing and, except as noted in Schedule 5.01, in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where its business is now conducted and its properties are now owned, leased or operated.

                  5.02 Execution, Delivery and Performance of Agreement; Authority. Neither the execution, delivery nor performance of this Agreement by Seller Guarantor will, with or without the giving of notice or the passage of time, or both, conflict with, result in a material Breach, default, right to accelerate or loss of rights under, or result in the creation of any material restriction, pursuant to, any provision of Seller Guarantor's Corporate Documents or any agreement or Legal Requirement to which Seller Guarantor is a party or by which Seller Guarantor or any of its properties may be bound or materially affected. Seller Guarantor has the requisite corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party and to carry out the transactions contemplated hereby and thereby. All proceedings required to be taken by Seller Guarantor to authorize the execution, delivery and performance of this Agreement and the Related Agreements have been properly taken. Each of this Agreement and, when executed, the Related Agreements to which Seller Guarantor is a party constitutes (or will constitute) a valid and binding obligation of Seller Guarantor enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting equitable remedies.

                  5.03 Brokers and Finders. Neither Seller Guarantor nor any Person acting on its behalf has employed any broker, agent or finder or incurred any Liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated herein.

             ARTICLE VI. REPRESENTATIONS AND WARRANTIES BY PURCHASER

                  Purchaser represents and warrants to Sellers as follows:


                  6.01 Organization. Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where its business is now conducted and its properties are now owned, leased or operated.


                  6.02 Execution, Delivery and Performance of Agreement; Authority. Neither the execution, delivery nor performance by Purchaser of this Agreement or the other agreements required to be executed by Purchaser pursuant hereto will, with or without the giving of notice or the passage of time, or both, conflict with, result in a material Breach, default, right to accelerate or loss of rights under, or result in the creation of any material restriction, pursuant to, any provision of Purchaser's Corporate Documents or any agreement or Legal Requirement to which Purchaser is a party or by which Purchaser or any of its properties may be bound or materially affected. Purchaser has the power and authority to enter into this Agreement and or the other agreements required to be executed by Purchaser pursuant hereto and to carry out the transactions contemplated hereby and thereby. All proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and such other agreements have been properly taken. Each of this Agreement and the other agreements required to be executed by Purchaser pursuant hereto constitutes a valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting equitable remedies.


                  6.03 Brokers and Finders. Neither Purchaser nor any Person acting on its behalf has employed any broker, agent or finder or incurred any Liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated herein.

                  6.04 HSR Act Filing. Purchaser has submitted or caused its ultimate parent entity to submit all documents, reports and notifications, and to satisfy all requests for additional information, if any, pursuant to the HSR Act.


                  6.05 Acknowledgments. Purchaser acknowledges that it has had the opportunity to visit with the Sellers and meet with their respective officers and other representatives to discuss the business and the assets, liabilities, financial condition, cash flow and operations of the Sellers. Purchaser acknowledges that it has made its own independent examination, investigation, analysis and evaluation of Sellers, including Purchaser's own estimate of the value of the Sellers' business. Purchaser acknowledges that, Sellers have made no representation or warranty to Purchaser with respect to any projections, estimates or budgets heretofore delivered to or made available to Purchaser of future revenues, expenses or expenditures or future results of operations. Nothing contained in this Section 6.05 shall limit the scope of or otherwise affect Sellers' representations in Article IV or Purchaser's rights and remedies under the provisions of this Agreement (including, but not limited to, its rights under Section 9.08).


                   ARTICLE VII. REPRESENTATIONS AND WARRANTIES
                             BY PURCHASER GUARANTOR

                  Purchaser Guarantor represents and warrants to Sellers as follows:

                  7.01 Organization. Purchaser Guarantor is a corporation validly existing and in good standing under the laws of the Province of Ontario, Canada and has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where its business is now conducted and its properties are now owned, leased or operated.

                  7.02 Execution, Delivery and Performance of Agreement; Authority. Neither the execution, delivery nor performance by Purchaser Guarantor of this Agreement or the other agreements required to be executed by Purchaser Guarantor pursuant hereto will, with or without the giving of notice or the passage of time, or both, conflict with, result in a material Breach, default, right to accelerate or loss of rights under, or result in the creation of any material restriction, pursuant to, any provision of Purchaser Guarantor's Corporate Documents or any agreement or Legal Requirement to which Purchaser Guarantor is a party or by which Purchaser Guarantor or any of its properties may be bound or materially affected. Purchaser Guarantor has the power and authority to enter into this Agreement and or the other agreements required to be executed by Purchaser Guarantor pursuant hereto and to carry out the transactions contemplated hereby and thereby. All proceedings required to be taken by Purchaser Guarantor to authorize the execution, delivery and performance of this Agreement and such other agreements have been properly taken. Each of this Agreement and the other agreements required to be executed by Purchaser Guarantor pursuant hereto constitutes a valid and binding obligation of Purchaser Guarantor enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting equitable remedies.

                  7.03 Brokers and Finders. Neither Purchaser Guarantor nor any Person acting on its behalf has employed any broker, agent or finder or incurred any Liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated herein.


                       ARTICLE VIII. CONDITIONS OF CLOSING

                  8.01 Conditions Precedent to Purchaser's Obligations. All obligations of Purchaser at the Closing are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Sellers and Seller Guarantor shall exert their best efforts to cause each such condition to be so fulfilled:

                  (a) All representations and warranties of Sellers and Seller Guarantor contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects.

                  (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by each of Sellers and Seller Guarantor on or before the Closing shall have been duly and properly performed in all material respects.

                  (c) Purchaser shall have received evidence reasonably satisfactory to Purchaser that the Merger has been consummated.

                  (d) There shall not have been a material adverse change in the business, financial condition, results of operations, assets or liabilities of Sellers ("Sellers Material Adverse Change") since June 30, 1997, other than as disclosed in the Schedules to this Agreement. For purposes of this Section 8.01(d), but not for any other purposes of this Agreement, a Sellers Material Adverse Change shall not include losses incurred in the ordinary course of business which do not exceed $2,000,000 per month or any regulatory action by the United States Food and Drug Administration with regard to Clozaril(R) or the Company's Clozaril(R) Patient Management Business.

                  (e) All documents required to be delivered to Purchaser by Sellers or Seller Guarantor at or prior to the Closing shall have been so delivered.

                  (f) None of Sellers, Seller Guarantor or Purchaser shall be a party to any Legal Proceeding, nor the subject of any order, writ, injunction, judgment or decree, in connection with or relating to the transactions contemplated by this Agreement.

                  (g) Sellers and Seller Guarantor shall have delivered to Purchaser a copy of the resolutions of their respective Boards of Directors together with any and all required resolutions or consents of their shareholders and appropriate incumbency certificates, duly certified, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby.

                  (h) Purchaser shall have received a favorable opinion of Proskauer Rose LLP, dated the Closing Date and in form and substance reasonably satisfactory to Purchaser and its counsel substantially to the effect set forth on Schedule 8.01(h) (with any customary qualifications). In rendering such opinion, such counsel may (i) rely upon opinions of other counsel, reports of public officials and, as to matters of fact, upon certificates of any officer or officers of Sellers and Seller Guarantor, and (ii) assume the genuineness of all signatures on, and the authenticity of, documents and conformity with the original of any copies of such documents.

                  (i) Seller Guarantor, as HMI's sole shareholder, shall have approved the execution, delivery and performance of this Agreement as required by law.

                  (j) Purchaser shall have obtained UCC, judgment and Tax lien searches covering the filing offices identified in Schedule 8.01(j) dated no earlier than 15 days prior to the Closing Date confirming that there are no financing statements, judgment or Tax liens of record with respect to the Purchased Assets or Purchaser shall have received properly executed UCC termination statements or releases therefor, provided, however, that if Sellers are unable to deliver any such termination statements or releases on the Closing Date, Sellers shall have 14 calendar days from the Closing to deliver to Purchaser any such termination statements or releases.

                  (k) Sellers and Seller Guarantor shall have entered into (i) an Agreement Regarding Use of Licenses substantially in the form attached hereto as Exhibit 8.01(k)(1) (the "License Agreement") and
         (ii) a Transition Agreement substantially in the form attached hereto as Exhibit 8.01(k)(2) (the "Transition Agreement").

                  (l) Sellers shall have entered into a loan agreement substantially in the form attached as Exhibit 8.01(l)(1) (the "Loan Agreement"), a promissory note in the form referred to in the Loan Agreement and a pledge agreement substantially in the form attached as
         Exhibit 8.01(l)(2) (the "Pledge Agreement"), Seller Guarantor shall have entered into a Guaranty substantially in the form attached as
         Exhibit 8.01(l)(3) (the "Guaranty"), Sellers shall have entered into an escrow agreement substantially in the form attached as Exhibit 8.01(l)(4) (the "Loan Escrow Agreement") and the escrow fund required by the Loan Escrow Agreement (the "Loan Escrow Fund") shall be deposited with the Escrow Agent named therein concurrently with the Closing.

                  8.02 Conditions Precedent to Sellers' and Seller Guarantor's Obligations. All obligations of Sellers and Seller Guarantor at the Closing are subject, at the option of Sellers and Seller Guarantor, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall exert its best efforts to cause each such condition to be so fulfilled:

                  (a) The lenders (the "Banks") parties to the Credit Agreement, dated as of July 31, 1996, as amended (the "Credit Agreement"), among Seller Guarantor, the Banks, and Bankers Trust Company, as agent, shall have consented to the Merger and to the transactions contemplated hereby and shall have agreed to amendments to the Credit Agreement in order to permit the Merger and the transactions contemplated hereby, all in the sole and absolute discretion of such Banks.

                  (b) All representations and warranties of Purchaser and Purchaser Guarantor contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects as of the Closing Date.

                  (c) All covenants, agreements, and obligations required by the terms of this Agreement to be performed by Purchaser and Purchaser Guarantor at or before the Closing shall have been duly and properly performed in all material respects.

                  (d) Sellers shall have received evidence reasonably satisfactory to Sellers that the Merger has been consummated.

                  (e) All documents required to be delivered by Purchaser to Sellers at or prior to the Closing shall have been so delivered.

                  (f) None of Sellers, Seller Guarantor or Purchaser shall be a party to any Legal Proceeding, nor the subject of any order, writ, injunction, judgment or decree, in connection with or relating to the transactions contemplated by this Agreement.

                  (g) Purchaser and Purchaser Guarantor shall have delivered to Sellers a copy of the resolutions of their respective Boards of Directors and appropriate incumbency certificates, duly certified, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby.

                  (h) Sellers shall have received a favorable opinion of Purchaser's and Purchaser Guarantor's counsel dated the Closing Date and in form and substance reasonably satisfactory to Sellers' Counsel, to the effect set forth on Schedule 8.02(h) (with any customary qualifications). In rendering such opinion, such counsel may (i) rely upon opinions of other counsel, reports of public officials and, as to matters of fact, upon certificates of any officer or officers of Purchaser and Purchaser Guarantor, and (ii) assume the genuineness of all signatures on, and the authenticity of, documents and conformity with the original of any copies of such documents.

                  (i) Purchaser shall have entered into the Loan Agreement and the Loan Escrow Agreement and the amount of $20,000,000 shall be loaned to Sellers pursuant to the Loan Agreement and the promissory note referred to therein concurrently with the Closing hereunder.

                        ARTICLE IX. ADDITIONAL COVENANTS

                  9.01 Noncompetition; Nonsolicitation.

                  (a) Effective on the Closing Date, and for three years following the Closing Date, neither Sellers nor Seller Guarantor shall, either directly or indirectly through subsidiaries, engage in the United States in a business in the area of mental illness, transplant and infertility services that directly competes with the business being conducted by Sellers as of the Closing Date (the "Business") (it being acknowledged by Purchaser that none of the businesses in which Seller Guarantor currently engages violates this Section 9.01(a)).

                  (b) Effective on the Closing Date, and for 18 months following the Closing Date, neither Sellers nor Seller Guarantor shall directly or indirectly hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for itself or as agent for another) for employment or induce, persuade or encourage any Person to leave Purchaser's employ or cease to serve as a consultant to Purchaser who, prior to the Closing Date was, or during such 18 month period will be, employed or retained by Purchaser as a consultant, agent, employee or otherwise; provided, however that, from and after the first anniversary of the Closing Date, Sellers and Seller Guarantor shall have the right to hire any such Person so long as none of the Sellers or Seller Guarantor took any action to entice away, solicit or attempt to solicit (either for itself or as agent for another) for employment or induce, persuade or encourage such Person to leave Purchaser's employ or cease to serve as a consultant to Purchaser.

                  (c) Effective on the Closing Date, and for 3 years following the Closing Date, neither Sellers nor Seller Guarantor shall directly or indirectly divert or attempt to divert from the Business conducted by Purchaser any business whatsoever by influencing or attempting to influence any customer or supplier of Purchaser in connection with the Business or other person having a business relationship with Purchaser in connection with the Business;

provided, however, that nothing contained in this Section 9.01 shall prohibit Seller Guarantor from (x) acquiring a company or business so long as the activities which are in the Business are not the primary line of business of such acquired company or business and (y) thereafter continuing the activities of a company or business so acquired.

         Sellers and Seller Guarantor acknowledge that the time, scope, geographic area and other provisions of this Section 9.01 have been specifically negotiated by sophisticated commercial parties and that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement and that such restrictions do not unreasonably interfere with Sellers' and Seller Guarantor's ability to engage in business or impose any undue hardship. It is understood that Sellers and Seller Guarantor are agreeing to the terms of this Section 9.01 in order to induce Purchaser to enter into this Agreement. The parties acknowledge that the businesses of Sellers are currently conducted throughout the United States and that a narrow geographic limitation would deny Purchaser protection to which it is entitled to in this Agreement. If any portion of this Section 9.01 shall be determined to be invalid and unenforceable, such determination shall not affect the validity or enforceability of the balance hereof, and such balance shall remain in full force and effect.

                  9.02 Employees and Employee Benefits.

                  (a) On or prior to the Closing Date, Purchaser shall make an offer of employment to each employee who is employed by any Seller at a facility other than an Excluded Facility (a "Transferred Facility") including, without limitation, all employees in active service, on disability (long-term or short-term) or on leave of absence, except for those employees who are identified on Schedule 9.02, and to each employee identified on Schedule 9.02 who is employed at an Excluded Facility. Each employee who accepts such offer by Purchaser is hereinafter referred to as a "Transferred Employee." On and after the Closing Date, Purchaser shall have the right, but not any obligation, to employ any additional employees of Sellers whom it wishes to employ and who wish to be employed by Purchaser. Sellers consent to Purchaser contacting such employees with respect to the desire of such employees to enter the employ of Purchaser. Sellers shall be responsible for all obligations and liabilities relating to or arising under the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Subtitle B of ERISA for employees employed by Sellers on or prior to the Closing Date other than Transferred Employees.

                  (b) Purchaser shall ensure that any employee benefit plan or arrangement established, maintained or contributed to by Purchaser or any of its affiliates grant full credit for all service or employment with, or recognized by, Sellers and any of their affiliates, as reported to Purchaser by Sellers, for purposes of eligibility and vesting with respect to any employee pension benefit plan, as defined in Section 3(2) of ERISA, and for purposes of eligibility and determining the amount of any benefit with respect to any vacation program. Purchaser shall assume all Contracts listed on Schedule 9.02 with employees who become Transferred Employees.

                  (c) As of the date immediately following the Closing Date, Purchaser shall provide coverage for Transferred Employees under health, dental, vision, group life insurance and accidental death and dismemberment, long-term disability, short-term disability, workers' compensation and unemployment benefit plans or policies sponsored, maintained or contributed to by Purchaser, pursuant to the terms of such plans and policies, including, without limitation, such terms as may exclude categories of employees from eligibility to participate in such plans and policies; provided, however, that such Transferred Employees shall be granted full credit for all service or employment with Sellers and any of their affiliates, as reported to Purchaser by Sellers, for purposes of eligibility and the amount of any benefit under such plans and policies. The plans or policies to be sponsored, maintained or contributed to by Purchaser with respect to the Transferred Employees pursuant to the preceding sentence need not be the same as the plans or policies sponsored, maintained or contributed to by Purchaser with respect to Purchaser's existing employees. Purchaser shall cause any such health, dental or vision plan for the Transferred Employees to waive any pre-existing condition exclusions and waiting periods (except to the extent that such exclusions would have then applied or waiting periods were not satisfied under Sellers' medical plans) with respect to Transferred Employees (and their dependents or other beneficiaries). For purposes of computing deductible amounts, co-pays or other maximums under any such health, dental or vision plan, expenses and claims recognized prior to the Closing Date for similar purposes under the applicable plan of Sellers or any of their affiliates shall be credited or recognized.

                  (d) In the event that any Transferred Employee is discharged for any reason (other than for cause) by Purchaser within one year after the Closing Date, Purchaser shall make payments to such discharged Transferred Employee in an amount which is not less than the amount which would have been payable under Sellers' severance practices in effect immediately prior to Closing had Sellers terminated such Transferred Employee as of the Closing and had Purchaser not made an offer of employment to such Transferred Employee. Purchaser shall give full credit for all service with Seller and any affiliate to each Transferred Employee for all purposes (including, without limitation, the amount of benefits payable) under the severance practices maintained by Purchaser.

                  (e) As soon as practicable following the Closing Date, Purchaser shall designate an eligible retirement plan (within the meaning of Section 401(a)(31) of the Code) in order to enable Transferred Employees to roll over (whether by direct or indirect rollover, as selected by such employee) their eligible rollover distributions from any tax-qualified retirement plan sponsored or maintained by Sellers or their affiliates to a tax-qualified retirement plan sponsored or maintained by Purchaser or any of its affiliates, in the manner set forth therein but without regard to any waiting period for participation, subject, however, to Purchaser's receipt of a copy of either the Internal Revenue Service

         ("IRS") determination letter received by Sellers' plan or the IRS determination letter covering the prototype document underlying Sellers' plan together with written confirmation that Sellers' plan covers all employees of Sellers and all members of Sellers' "controlled group" as defined in Section 4971(e)(2)(B) of the Code.

                  (f) On the date hereof, Purchaser hereby assumes the accrued liability of Sellers with respect to accrued vacation and related payroll tax obligations for the Transferred Employees.

                  9.03 Taxes. Sellers and Purchaser shall each bear one half of all applicable sales, documentary, use, filing, Transfer and other Taxes payable as a result of the Transfer of the Purchased Assets and Sellers and Purchaser shall file all appropriate Returns related thereto required to be filed by each. All Taxes on or measured by the net income or revenues of Purchaser or Sellers (including without limitation, income, gross receipts, and net worth Taxes) imposed or levied by or payable to any Taxing authority shall be paid or payable by the party upon which such Taxes are imposed or levied.

                  9.04 Use of HMI Name or Marks. Neither Sellers nor Seller Guarantor shall after the Closing directly or indirectly use, or conduct business under, the names "Health Management, Inc." or "HMI" or any names similar thereto, or other Proprietary Rights owned or previously used by Sellers, except as authorized pursuant to the Transition Agreement.

                  9.05 Preparation of Closing Date Balance Sheet.

                  (a) Attached hereto as Exhibit 9.05(a)(1) are the Adjusted Balance Sheets of Sellers as of June 30, 1997 and August 31, 1997. As used in this Agreement, "Adjusted Balance Sheet" means the balance sheet of Sellers as of the date in question, adjusted to exclude assets which are not Purchased Assets or HMI Receivables (as defined in Section 9.06).

                  (b) Within 45 days after the Closing Date, HMI shall prepare, or cause to be prepared, and deliver to Purchaser an Adjusted Balance Sheet of Sellers as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet will be prepared from the books and records of Sellers in accordance with generally accepted accounting principles on a basis consistent with the Adjusted Balance Sheets as of June 30, 1997 and August 31, 1997. Purchaser shall cause its independent accountants, Arthur Andersen LLP ("Arthur Andersen"), to certify the Closing Date Balance Sheet, with any modifications which Arthur Andersen deems necessary. Purchaser and Sellers will, without charge by either to the other, cooperate with each other to facilitate the preparation and certification of the Closing Date Balance Sheet. Sellers expressly waive any conflicts of interest relating to any assistance provided by any of Purchaser's employees to Sellers or Sellers' independent auditors in connection with the preparation of the Closing Date Balance Sheet and Purchaser agrees not to interfere with the preparation of the Closing Date Balance Sheet by such employees or to influence such employees in connection therewith. All fees and disbursements of Arthur Andersen in connection with its duties under this Section 9.05 and under Section 9.06 shall be paid by Sellers.

                  (b) Following Purchaser's receipt of the Closing Date Balance Sheet and the making of any adjustments necessary for Arthur Andersen to certify the Closing Date Balance Sheet, Purchaser shall deliver a copy of the certified Closing Date Balance Sheet to HMI and Seller Guarantor. HMI and Seller Guarantor, assisted by Coopers & Lybrand, shall have the right to review the books and records of Purchaser relating to the Purchased Assets and any work papers of Arthur Andersen to determine whether they concur with, or object to, the various items on the certified Closing Date Balance Sheet.

                  (c) Within 30 days following receipt by HMI of the certified Closing Date Balance Sheet, HMI shall deliver to Purchaser a letter either (i) stating that HMI concurs with the certified Closing Date Balance Sheet or (ii) setting forth HMI's objections to the certified Closing Date Balance Sheet. If Purchaser and HMI, together with their respective independent auditors, are unable to resolve HMI's objections to the Closing Date Balance Sheet within 30 days after receipt by Purchaser of such letter, any such objections as remain unresolved shall be resolved by an independent nationally known accounting firm jointly selected by Purchaser and HMI (the "Independent Firm"). Purchaser and Sellers each agree to endeavor to cause the Independent Firm to resolve, within 30 days after the submission thereof, all disputes submitted to it. The fees and expenses of the Independent Firm shall be borne one-half by Purchaser and one-half by Sellers.

                  (d) Not later than two (2) business days following the final determination of the Closing Date Balance Sheet in accordance with this
         Section 9.05, Purchaser shall furnish (or cause Arthur Andersen to furnish) to HMI and Seller Guarantor a calculation of the difference, if any, between the Closing Date Asset Amount and the Benchmark Asset Amount (each as defined in Section 9.06) and the resulting amount to be paid by Purchaser to HMI or by HMI to Purchaser under Section 9.06.

                  9.06 Certain Post-Closing Adjustments.

                  (a) In the event that the Closing Date Balance Sheet (in its final form as provided in Section 9.05(c)) shows that the Purchased Assets plus the HMI Receivables as of the Closing Date (the "Closing Date Asset Amount") is different from the Benchmark Asset Amount, then
         (i) if the Closing Date Asset Amount is greater than the Benchmark Asset Amount, Purchaser shall pay to HMI the amount, if any, by which the Closing Date Asset Amount exceeds the Benchmark Asset Amount, and
         (ii) if the Benchmark Asset Amount is greater than the Closing Date Asset Amount, (A) a portion of the Adjustment Escrow Fund equal to the shortfall of the Closing Date Asset Amount as compared to the Benchmark Asset Amount shall be released to Purchaser from the Adjustment Escrow Fund and (B) Sellers shall pay to Purchaser the amount, if any, by which such shortfall exceeds the amount of the Adjustment Escrow Fund released to Purchaser pursuant to the preceding clause (A). Any payments required by this Section 9.06(a) shall be made within five business days after final determination of the Closing Date Balance Sheet by wire transfer to an account designated by the party entitled to receive the payment. Any balance of the Adjustment Escrow Fund following the final determination of the Closing Date Asset Amount and the making of any adjustments and payments required by the second preceding sentence shall be disbursed to Sellers.

                  (b) As used in this Agreement, "HMI Receivables" means the Receivables owned by Sellers and attributable to services rendered by the Sellers prior to the date hereof. In determining the amount to be recorded on the balance sheet with respect to the HMI Receivables, reserves and allowances with respect to the HMI Receivables shall be subtracted in a manner consistent with the June 30, 1997 Adjusted Balance Sheet.

                  (c) As used in this Agreement, "Benchmark Asset Amount" means an amount equal to (x) the assets shown on the June 30, 1997 Adjusted Balance Sheet, minus (y) the amount of any Purchase Price Adjustment (as defined in Section 9.07).

                  9.07 Certain Closing Adjustments. At the Closing, the parties shall jointly determine the amount by which the assets reflected on the Adjusted Balance Sheet as of August 31, 1997 have declined from the assets reflected on the Adjusted Balance Sheet as of June 30, 1997 (such amount is referred to as the "Balance Sheet Shortfall"). Based on such determination, the Purchase Price referred to in Section 2.01 and the Closing Payment to be made pursuant to
Section 2.02(a) shall be reduced by an amount (the "Purchase Price Adjustment") equal to any Balance Sheet Shortfall greater than $2,500,000, rounded to the nearest $100,000. An analysis showing any reduction of the Purchase Price and Closing Payment to be made pursuant to the preceding sentence shall be attached to this Agreement as Schedule 9.07. The parties agree that in the event their determination of the Balance Sheet Shortfall proves to have been incorrect, the parties will make any appropriate adjustments between them to carry out the purposes of this Section 9.07.

                  9.08 Indemnification.

                  (a) Each of Sellers and Seller Guarantor, jointly and severally, shall indemnify and hold harmless Purchaser and its officers, directors, agents, employees and Affiliates and their respective representatives (collectively, "Purchaser Indemnitees") from and against any and all of the following:

                           (i) any and all liabilities, Claims, costs, expenses
                  (including, but not limited to, reasonable legal fees, disbursements or expenses incurred in defending any Legal Proceeding brought against any Purchaser Indemnitee), damages and losses which any Purchaser Indemnitee may sustain at any time after the date hereof by reason of, arising out of, based upon or incurred in connection with:

                           (A) any litigation or Legal Proceeding against any of the Sellers relating to events occurring prior to the Closing Date and to which any Purchaser Indemnitee is made a party or the settlement thereof;

                           (B)      except with regard to severance pay
                                    obligations and accrued vacation with
                                    respect to Transferred Employees, and the Contracts listed on Schedule 9.02 with Transferred Employees, any Claim against any Purchaser Indemnitee by any of the present or former employees, officers, directors, independent contractors, customers, vendors or others involved with Sellers, Seller Guarantor or any Affiliates of Sellers or Seller Guarantor, including, but not limited to, Claims related to compensation, insurance, rights to indemnification, termination, sexual harassment, defamation, employee benefits or ERISA matters, if such Claim relates to and arises out of events occurring on or prior to the Closing Date;

                           (C) any Claim or investigation against any Purchaser Indemnitee by any Person relating to Sellers' billing practices or other legal or regulatory matters with respect to events occurring prior to the Closing (including, but not limited to, any Claim arising from any Medicaid or Medicare audit by any governmental agency and any Claim arising under any false claims statute);

                           (D) noncompliance by Sellers with applicable bulk sales laws or Tax laws;

                           (E) any Claim brought against any Purchaser Indemnitee by any actual or alleged present or former shareholder (whether legal or beneficial) of Sellers or Seller Guarantor, in such person's capacity as a present or former shareholder of any of Sellers or Seller Guarantor;

                           (F) any Claims brought against any Purchaser Indemnitee relating to the Merger or to Seller Guarantor's acquisition of securities or indebtedness of HMI;

                           (G) any of Sellers' or Seller Guarantor's Tax liabilities, including, but not limited to, any Claim brought against any Purchaser Indemnitee resulting from any audit of any Seller's Tax Returns, or any Tax liability for which any Seller may be liable by being a member of any consolidated or combined income tax group of which Seller Guarantor is the common parent, or any Tax liability to which any of Sellers or Seller Guarantor may be liable as a transferee, a successor or for any other reason;

                           (H) any Claim against any Purchaser Indemnitee by reason of or arising out of any activities conducted or actions taken by Sellers or Seller Guarantor at any time before, on or after the Closing Date (other than the Assumed Liabilities);

                           (I) any Claims asserted against or suffered by any Purchaser Indemnitee under the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. Sections 2101-2109
                                    (the "WARN Act" ) arising out of or
                                    resulting solely from Sellers' failure to comply with the provisions of the WARN Act prior to, on and after the Closing Date;

                           (J) any Claim against any Purchaser Indemnitee for a refund, set-off, adjustment or credit with respect to any Receivable relating to services rendered prior to the date hereof, but only to the extent all such refunds, set-offs, adjustments or credits would cause the loan made pursuant to the Loan Agreement not to be repaid in full;

                           (K) any Claim against any Purchaser Indemnitee for injury to person or property (regardless of when made or asserted) which arises out of or relates to any service performed or product sold or distributed by or on behalf of any Seller prior to the Closing Date;

                           (L) any Claim against any Purchaser Indemnitee by reason of or arising out of any bankruptcy or similar proceeding involving any of the Sellers (including, but not limited to, any such proceeding in which the transactions contemplated by this Agreement are called into question);

                           (M) any Claim against any Purchaser Indemnitee by reason of or arising out of any litigation or Legal Proceeding between

                                    Seller Guarantor, on the one hand, and any of the Sellers or Sellers' professional advisors (including, but not limited to, attorneys, accountants, financial advisors and other consultants), on the other hand;

                           (N)      except with regard to severance pay
                                    obligations and accrued vacation with
                                    respect to Transferred Employees, and the Contracts listed on Schedule 9.02 with Transferred Employees, any liabilities and any Claims relating to or arising out of any Plans or any severance pay plan or arrangement, employee relations policy, practice or arrangement, agreement with respect to leased or temporary employees, vacation plan or arrangement, sick plan, workers' compensation arrangement, stock purchase plan, stock option plan, fringe benefit plan, bonus plan, deferred compensation agreement, plan or program or any other benefit plan, policy, practice or arrangement which was maintained, contributed to or sponsored by the Sellers or any member of a "controlled group" (as defined in Section 4971(e)(2)(B) of the
                                    Code) of which any of the Sellers is, or at any time was, a member, including, without limitation, (i) liabilities and Claims for medical benefits with respect to covered expenses incurred on or before the Closing Date including, but not limited to, covered hospital benefits for confinements that commenced on or before the Closing Date;
                                    (ii) liabilities and Claims for short-term and long-term disability benefits for disabilities which commenced on or before the Closing Date for the period that each of such affected individuals remains disabled;
                                    (iii) liabilities and Claims for life and survivor income benefits for deaths which occur on or before the Closing Date; (iv) liabilities and Claims for workers' compensation benefits for work-related injuries which occur on or before the Closing Date; (v) liabilities and Claims for severance pay which is payable to employees other than Transferred Employees on or before the Closing Date; (vi) liabilities and Claims for any other benefits which accrue on or before the Closing Date; (vii) any joint and several liabilities relating to or arising out of any plan which is or has been subject to Section 412 of the Code or Title IV of ERISA; and (viii) any liabilities and Claims arising out of any acts or omissions of Sellers or any fiduciaries or trustees of any

                                    Plan of Sellers in connection with the
                                    operation or administration of any such
                                    Plan, whether occurring before, on or after the Closing Date;

                           (O) any Restrictions (other than Permitted Liens) to which the Purchased Assets are subject; and

                           (P) any of Sellers' liabilities other than the Assumed Liabilities;

                  (ii) any and all liabilities, Claims, costs, expenses (including, but not limited to, reasonable legal fees, disbursements or expenses), damages and losses which any Purchaser Indemnitee may sustain at any time by reason of, arising out of, based upon, or incurred in connection with the Breach, inaccuracy, misrepresentation or failure to comply with any of the warranties, representations, covenants, agreements or obligations of Sellers or Seller Guarantor contained in this Agreement or the Related Agreements; and

                  (iii) any and all Legal Proceedings, damages, assessments, judgments, costs and expenses (including, without limitation, reasonable legal fees, disbursements or expenses) incurred by any Purchaser Indemnitee as a result of Sellers' or Seller Guarantor's failure or refusal to defend any Claim as to which it is required to indemnify any Purchaser Indemnitee in accordance with any of the foregoing provisions.

         (b) Purchaser and Purchaser Guarantor, jointly and severally, shall indemnify and hold harmless Sellers, Seller Guarantor and their respective officers, directors, agents, employees and Affiliates and their respective representatives (collectively, "Seller Indemnitees") from and against any and all of the following:

                  (i) any and all liabilities, Claims, costs, expenses (including, but not limited to, reasonable legal fees, disbursements or expenses), damages and losses which any Seller Indemnitee may sustain at any time by reason of, arising out of, based upon or incurred in connection with:

                           (A)      the Assumed Liabilities;

                           (B) the Breach, inaccuracy, misrepresentation or failure to comply with any of the warranties, representations, covenants, agreements or obligations of Purchaser or Purchaser Guarantor contained in this Agreement;

                           (C) any Legal Proceeding brought, asserted or threatened against such Seller Indemnitee arising from Sellers' refusal to hire or employ any Person in adherence to Section 9.01(b) or arising out of or resulting from Purchaser's failure to comply with its obligations under the WARN Act at any time after the Closing Date;

                           (D) arising out of the conduct of the business relating to the Purchased Assets by Purchaser after the Closing Date;

                           (E) any activities conducted or actions taken by Purchaser or Purchaser Guarantor at any time before, on or after the Closing Date;

                           (F) any Claim asserted subsequent to the date hereof against any Seller Indemnitee for a refund, set-off, adjustment or credit with respect to any Receivable relating to services rendered prior to the date hereof, but only to the extent all such refunds, set-offs, adjustments or credits would not prevent the loan made pursuant to the Loan Agreement from being repaid in full;

                           (G) any Claim against any Seller Indemnitee for injury to person or property (regardless of when made or asserted) which arises out of or relates to any service performed or product sold or distributed by or on behalf of Purchaser after the Closing Date; and

                           (vii) any and all Legal Proceedings, damages,
                  assessments, judgments, costs and expenses (including, without limitation, reasonable legal fees, disbursements or expenses) incurred by any Seller Indemnitee as a result of Purchaser's or Purchaser Guarantor's failure or refusal to defend any Claim incident to, or otherwise comply with, any of the foregoing provisions.

                  (c) Claims for indemnification for misrepresentation shall survive the Closing as set forth in Section 10.01 for the period set forth in Section 10.01. If any Indemnitee asserts a Claim for indemnification and the party against whom such Claim for indemnification is asserted (an "Indemnitor") contests in writing their responsibility for such indemnification under this Section 9.10, then the party prevailing in such contest shall be entitled to reimbursement of its reasonable attorneys' fees and expenses by the other party or parties (but not more than one counsel and one local and/or special counsel for all the indemnified parties).

                  (d) If any Legal Proceeding or other Claim is brought, asserted or threatened against any Indemnitee and such Indemnitee seeks or may seek indemnity under this Section 9.08, or an Indemnitee otherwise delivers a notice to the Indemnitor that it is entitled to indemnification hereunder, the Indemnitee promptly shall notify the Indemnitor and in any event before such time as they may be prejudiced, when known, of the facts constituting the basis for such Claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any Claim or Legal Proceedings by a third party, the notice to the Indemnitor shall specify, if known, the amount or an estimate of the amount of the Liability arising therefrom. The Indemnitor shall have the right, at its option (exercised by written notice to the Indemnitee), to assume the control of the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and, if they do so, shall proceed in good faith at all times; provided, however, that (i) the control by the Indemnitor of such defense shall not delay the timeliness of such defense, (ii) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement without the prior written consent of the Indemnitee (which shall not be unreasonably withheld), unless the Indemnitee is released from all Liability in respect of or related to such action or proceeding and is not otherwise required to take or forbear from taking any action in respect thereof and such settlement is not harmful to the Indemnitee's reputation in the reasonable determination of such Indemnitee and (iii) the Indemnitor shall be responsible for all legal fees and expenses in connection with such defense. The Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnitee. If an Indemnitee is entitled to indemnification hereunder and if the Indemnitor does not assume control of such defense, and a judgment or settlement is entered or agreed to by the Indemnitee in respect of the matter being defended, the amount of such judgment or settlement plus the Indemnitee's legal fees and expenses (but not more than one counsel and one local and/or special counsel for all the indemnified parties) shall conclusively be "liabilities" subject to Section 9.08(a) and other relevant sections.

                  (e) The Indemnitee shall cooperate fully, at the cost of the Indemnitor, with the Indemnitor in the defense of any action assumed by the Indemnitor and shall preserve and make available relevant records.

                  9.09. Right to Offset. Should Sellers or Seller Guarantor owe monies or otherwise be liable to Purchaser under this Agreement or should Purchaser owe monies of otherwise be liable to Sellers under this Agreement, in each case as determined by mutual agreement of the applicable parties or a determination by a Legal Body, the party to whom monies are owed may set-off and deduct such sums from any payments otherwise due to such other party or parties under any agreement or obligation to the maximum extent allowed by law.

                  9.10 Nondisclosure. Sellers and Seller Guarantor shall not at any time during the period of five years after the date hereof disclose or reveal to others, without the prior written consent of Purchaser, any financial, business, customer or technical information relating to any confidential or proprietary aspects of the Purchased Assets (including, without limitation, customer lists, supplier lists, prescription files, medical records, names of referral sources and information about contractual arrangements or pricing arrangements with patients, payors or suppliers) and Sellers and Seller Guarantor will cooperate with Purchaser in preserving such confidential or proprietary aspects of the Purchased Assets. Purchaser shall be under no obligation to return or otherwise maintain the confidentiality of any information previously disclosed to Purchaser or its Affiliates pursuant to this Agreement.

                  9.11 Assignment of Contracts. To the extent that the assignment of, or the agreement to assign, any Assigned Contract would constitute a Breach of that Contract unless the consent or waiver of another party thereto has been obtained, this Agreement shall not constitute any such assignment or agreement to assign unless and until such consent or waiver is obtained. In any such case, Sellers shall cooperate with Purchaser in any reasonable arrangement (such as subcontracting, sublicensing or subleasing) designed to provide for Purchaser, on terms no less favorable than Sellers are entitled to, the benefits under the applicable Contracts, including, without limitation, enforcement at the cost and for the benefit of Purchaser of any and all rights of Sellers against any other party thereto, and Purchaser shall perform the obligations arising on and after the Closing Date under such Contracts.

                  9.12 Maintenance of Corporate Existence of Sellers. Seller Guarantor and Sellers shall take all necessary steps to maintain the corporate existence in good standing of HMI, Home Care Management Inc. and HMI Illinois, Inc. for a period of not less than two (2) years from the Closing Date.

                  9.13 New York State Settlement. Home Care Management, Inc. ("HCM") shall pay to the New York State Department of Social Services, as and when due, all amounts required by that certain Stipulation of Settlement entered into on or about March 3, 1997 (the "New York Settlement"). So long as HCM have not satisfied all of its liabilities pursuant to the New York Settlement, any monies which otherwise would be released to HMI and/or one or more other Sellers pursuant to the Loan Escrow Agreement shall be paid directly to the New York State Department of Social Services. The parties shall provide the Escrow Agent named in the Loan Escrow Agreement with all payment instructions and other information necessary to fulfill the requirements of the preceding sentence.

                  9.14 Preservation of Copies of Certain Records. (a) Purchaser shall use good faith efforts to preserve all records transferred to Purchaser as part of the Purchased Assets for at least six years after the Closing Date in a form and condition comparable to that in which such records were received by Purchaser or in a form that comports with accepted business practices. From time to time, upon request of Sellers, and at Sellers' expense, Purchaser shall supply to Sellers copies of such records which Sellers may reasonably need. Purchaser shall provide notice to Sellers and Seller Guarantor if Purchaser intends to dispose of any of such records.

                  (b) Sellers shall use good faith efforts to preserve all records of Sellers set forth at Section 1.02(l) for at least six years after the Closing Date in a form and condition comparable to that in which such records existed at the time of the Closing or in a form that comports with accepted business practices. From time to time, upon request of Purchaser, and at Purchaser's expense, Sellers shall supply to Purchaser copies of such records which Purchaser may reasonably need. Sellers and Seller Guarantor shall provide notice to Purchaser if Sellers or Seller Guarantor intend to dispose of any of such records.

                  9.15 Guarantee of Sellers' Obligations; Bankruptcy. Seller Guarantor hereby absolutely and unconditionally guarantees the full and timely payment and performance by Sellers of all of Sellers' obligations under this Agreement and the Related Agreements. Until the second anniversary of the Closing Date, (a) Seller Guarantor hereby covenants not to cause or permit any or all of the Sellers to file for protection under any bankruptcy, insolvency or similar laws and (b) Seller Guarantor shall contest in a commercially reasonable manner any action commenced by a third party to adjudicate any of Sellers insolvent under any bankruptcy, insolvency or similar laws.

                  9.16 Guarantee of Purchasers Obligations. Purchaser Guarantor hereby absolutely and unconditionally guarantees the full and timely payment and performance by Purchaser of all of Purchaser's obligations under this Agreement and the other agreements required to be executed by Purchaser pursuant hereto.

                  9.17 Nonpurchased Assets. Purchaser shall promptly remit to Sellers any assets of Sellers, other than Purchased Assets or proceeds thereof, which Purchaser may from time to time receive, if any.

                  9.18 Ronkonkoma Sublease. Sellers shall use commercially reasonable efforts to obtain the approval of the landlord of the Ronkonkoma, New York facility to the sublease from the applicable Seller to Purchaser of the pharmacy located at such facility for the remaining term of the lease. In the event of any sublease under this section, Purchaser shall pay, or reimburse Sellers for, all actual rent, utility charges, real estate taxes and other out-of-pocket occupancy expenses incurred by Sellers and payable to third parties during the remaining term of such lease.

                          ARTICLE X. GENERAL PROVISIONS

                  10.01 Survival of Representation and Warranties.

                  (a) Each statement, representation and warranty, in this Agreement or in any document, certificate or other instrument delivered pursuant to this Agreement or in connection herewith shall survive the Closing for a period of two years, notwithstanding any investigation at any time made by or on behalf of Purchaser or Sellers, as the case may be, following which such representations and warranties shall expire, and no claims with respect to breach of any such representation or warranty shall be made by Purchaser or any Purchaser Indemnitee or by Sellers or any Seller Indemnitee, as the case may be, after such date; provided, however that any indemnification claims under Section 9.08(a)(i) and 9.08(b)(i) shall survive without limitation.

                  (b) No claim may be made against Sellers or Seller Guarantor for indemnification pursuant to Section 9.08(a)(ii) unless and only to the extent the aggregate of all Claims of the Purchaser Indemnitees exceed $200,000. No claim may be made against Purchaser or Purchaser Guarantor for indemnification pursuant to Section 9.08(b)(ii) unless and only to the extent the aggregate of all claims of the Seller Indemnitees exceed $200,000.

                  (c) In no event shall the aggregate liability of Sellers or Seller Guarantor under Section 9.08(a)(ii) or the aggregate liability of Purchaser or Purchaser Guarantor under Section 9.08(b)(ii) exceed $15,000,000.

                  (d) The remedies provided in this Article X constitute the sole and exclusive remedies available to each party hereto for recoveries against another party hereto for the matters covered by
         Section 9.08 and any breaches or failures to comply with or inaccuracies of the representations, warranties, covenants, and agreements in this Agreement and the Related Agreements.

                  10.02 Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) to the following addresses or telefax numbers:

                  (a) If to Sellers or Seller Guarantor:

                            Transworld HealthCare, Inc.
                            555 Madison Avenue, 33rd Floor
                            New York, New York  10022
                            Fax: (212) 750-7221
                            Attn: Office of General Counsel

                            with a copy (which shall not constitute notice) to:

                            Proskauer Rose LLP
                            1585 Broadway
                            New York, New York  10036
                            Fax: (212) 969-2900
                            Attn: Bruce L. Lieb, Esq.

                  (b) If to Purchaser:

                            Stadtlander Drug Distribution Co., Inc.
                            600 Penn Center Blvd.
                            Pittsburgh, Pennsylvania 15235
                            Fax: (412) 825-0589
                            Attn: President and Chief Financial Officer

                            with copies (which shall not constitute notice) to:

                            DCAmerica, Inc.
                            280 Park Avenue
                            New York, New York  10017
                            Fax: (212) 867-3226
                            Attn: Allan Silber and Samuel Shimer

                            and

                            Stroock & Stroock & Lavan LLP
                            180 Maiden Lane
                            New York, New York  10038
                            Fax: (212) 806-6006
                            Attn: James R. Tanenbaum, Esq.

(or at such other address or telefax numbers as any party may specify by notice to all other parties given as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) three days after mailing, when mailed by registered or certified postage-paid mail, (b) on the next business day, when delivered to a same-day or overnight national courier service or the U.S. Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by its counsel.

                  10.03 Entire Agreement; Amendment. This writing constitutes the entire and only agreement of the parties with respect to the subject matter hereof and supersedes and cancels any and all prior negotiations, understandings and agreements concerning the subject matter hereof, including, but not limited to, the letter agreement dated August 13, 1997. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by the parties hereto.

                  10.04 Waiver. The failure by any party at any time to require performance or compliance by an other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by any party of a Breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding Breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

                  10.05 Binding Nature. This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and permitted assigns.

                  10.06 Assignment. This Agreement and all rights hereunder may not be Transferred or assigned, by operation of law or otherwise, without the written consent of all the parties to the Agreement, except that Purchaser may assign its rights and obligations hereunder to an Affiliate that agrees in writing to be jointly and severally liable with Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder.

                  10.07 Captions; Language. The article, section and paragraph headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of such articles, sections or paragraphs. In this Agreement, unless the context requires otherwise, the singular includes the plural, the plural the singular, and the word "or" is used in the inclusive sense.

                  10.08 Cross-References; Exhibits. References in this Agreement to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of this Agreement and to Schedules and Exhibits attached to this Agreement. The Schedules and Exhibits are hereby made a part of this Agreement.

                  10.09 Costs. Except as otherwise stated herein, each party hereto will pay all costs and expenses incurred by it in connection with this Agreement, whether or not the transactions contemplated herein shall be consummated.

                  10.10 Rights of Other Parties. Nothing in this Agreement shall be construed as giving any Person other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

                  10.11 Enforceability. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitral panel, so that they become enforceable, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitral panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

                  10.12 Equitable Remedies. Sellers and Seller Guarantor acknowledge that because of the nature of Sellers' business and the subject matter of this Agreement, a Breach of Section 9.01 will cause irreparable injury to Purchaser for which money damages will not provide an adequate remedy and, accordingly, Purchaser shall have the right to have the provisions of such Section specifically enforced by a court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that Purchaser may have.

                  10.13 Further Assurances. At any time and from time to time, each party hereto, without further consideration, shall cooperate, take such further action and execute and deliver such further instruments and documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement and to Transfer possession of and good title to the Purchased Assets.

                  10.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to evidence one and the same agreement.

                  10.15 Applicable Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York without giving effect to principles of conflict of law.

                  10.16 Access; Notice of Actions. Following the Closing, (i) Purchaser, Purchaser Guarantor, Sellers and Seller Guarantor shall each give access to the other to inspect and copy the books of account of the Sellers in their possession, and (ii) Sellers and Seller Guarantor shall give access to Purchaser to inspect and copy the minute books and other records of Sellers in Sellers' or Seller Guarantor's possession, if, in either case, the requesting party reasonably requests such records. All such information, and any similar information previously provided, shall be retained by the receiving party and its agents in confidence and (other than information which has prior thereto been made public) shall not at any time be disclosed by it to third Persons except as may be required to comply with valid and applicable laws, rules, regulations or orders of any court or governmental agency.

                  10.17 Certain Definitions. The following definitions shall apply to the extent not otherwise defined, or used in capitalized form, in this
Agreement:

                  (a) The term "Affiliate" shall mean with respect to any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person and shall include subsidiaries, parents and brother-sister companies.

                  (b) The term "Approval" shall include, but not be limited to, any consent, waiver, license, permit, certificate or authorization.

                  (c) The term "Breach" shall include, but not be limited to, any default, event of default or event, occurrence, condition or act which, with notice or lapse of time or both, would constitute a breach, default, or event of default or give the other party or parties a right to accelerate any obligation under the applicable agreement or receive any additional payment thereunder.

                  (d) The term "Claim" shall include, but not be limited to, any and all claims, demands, actions, causes of action, suits, Legal Proceedings.

                  (e) The term "Contract" shall include, but not be limited to, any contract, purchase or sales order, franchise, insurance policy, license agreement, undertaking, arrangement, understanding, commitment, document, lease (whether for a facility, equipment or other property), sublease, deed, mortgage, plan, indenture, bill of sale, assignment, proxy, voting trust or other agreement or instrument, whether or not written.

                  (f) The term "Corporate Document" shall mean any charter, certificate or articles of incorporation or organization or resolution, consent or action of, or minutes of meetings of, the Incorporator, Board of Directors, stockholders or shareholders, stock register, stock certificate book or any other similar formational, organization or governing document of a corporation.

                  (g) The term "Inventory" shall include, but not be limited to, any raw materials, works-in-progress, supplies, finished goods, works-in-transit and Returned or repossessed goods.

                  (h) The term "Legal Body" shall include, but not be limited to, any court or federal, state, municipal or local department, official, commission, authority, board, bureau, agency or other instrumentality, whether domestic or foreign.

                  (i) The term "Legal Proceeding" shall include, but not be limited to, any suit, action, arbitration, hearing, filed grievance, contested assessment, order, directive, citation, other legal proceeding, governmental investigation (of which Sellers are aware as to matters involving Sellers) or governmental audit (of which Sellers are aware as to matters involving Sellers) by or before any Legal Body or arbitration association, or any Claim or demand related thereto, whether pending or known to be threatened, relating to Sellers' business, the Purchased Assets or the subject of this Agreement and whether in law or equity or whether civil, criminal or administrative.

                  (j) The term "Legal Requirement" shall include, but not be limited to, any federal, state, municipal, local, foreign law, act, ordinance, rule, regulation, subpoena, order, injunction, judgment or decree.

                  (k) The terms "Liability," "liability," "Liabilities" and "liabilities" shall include but not be limited to any direct or indirect indebtedness, Claim, loss, damage, penalty, deficiency (including deferred income Tax and other net Tax deficiencies), cost, expense, obligation, option, guarantee or responsibility, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, matured or unmatured or secured or unsecured. The term "Liability" as used in Section 9.08 shall include, in addition to the definition above, the following: (i) in the case of undisclosed liabilities of Sellers, the reasonable expenses (including but not limited to reasonable counsel fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any Claim whatsoever) of defending or prosecuting such Legal Proceedings and satisfying such undisclosed liabilities, and (ii) in respect of all other matters, the reasonable cost necessary to place Purchaser in the position that it would have been in had the related representation, warranty or covenant been true and correct or fully performed each in accordance with its terms.

                  (l) The term "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other Legal Body thereof.

                  (m) The term "Proprietary Right" shall include, but not be limited to, any (i) patent, invention, trademark, service mark, industrial design, trade name, trade style, trade dress, service name, logo, slogan, brand name, brand mark, copyright and the like (whether registered with federal, state or other governments of any country or unregistered) or application, registration, permit or license relating thereto and any reissue, continuation, continuation-in-part and extension thereof, (ii) computer software or license related thereto and (iii) invention, process, method, information, data, plan, art work, blueprint, specification, design, drawing, engineering report, test report, material standard, processing standard, performance standard, know-how, formula, trade secret, concepts, applications, procedures, marketing and technical data, customer or vendor list, trade dress and other confidential information.

                  (n) The term "Receivable" shall include, but not be limited to, any account receivable, unbilled shipment, loan or note receivable, advance, debit balance from vendors, right to invoice for work performed or goods sold and other indebtedness owed to such Person.

                  (o) The term "Restriction" shall include any mortgage, pledge, lien, charge, security interest, encumbrance, option, lease, license, or easement of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

                  (p) The term "Return" shall include all returns, declarations, reports, estimates, information returns and statements required to be filed with or supplied to any Taxing authority in connection with any Taxes.

                  (q) The term "Tax" shall include, but not be limited to, any federal, state, municipal, local and foreign tax, assessment, levy, impost, duty, license fee, registration fee, other fee or charge imposed by a Legal Body and any interest, deficiency, penalty or other addition thereon, including without limitation any income, gross receipts, profits, franchise, sales, use, property (real and personal), Transfer, payroll, unemployment, social security, occupancy and excise tax and customs duties.

                  (r) The term "Transfer" shall include, but not be limited to, any sale, pledge, gift, assignment, conveyance, lease or disposition and the term "Transferred" shall include sold, pledged, gave, assigned, conveyed, leased or disposed of.

                  10.18 Publicity. None of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of the Agreement or the matters contained herein, without first providing an advance copy of the press release or other public statement and affording the other parties a reasonable opportunity to comment thereon; provided, however, that nothing herein shall prevent any party from making any disclosures required by applicable law or regulation (including regulation of the Securities and Exchange Commission and the National Association of Securities Dealers).



                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                                            HEALTH MANAGEMENT, INC.


                                            By: /s/
                                               _________________________________
                                               Name:
                                               Title:


                                            HEALTH REIMBURSEMENT CORPORATION


                                            By: /s/
                                               _________________________________
                                               Name:
                                               Title:


                                            HMI ILLINOIS, INC.

                                            By: /s/
                                               _________________________________
                                               Name:
                                               Title:


                                            HMI MARYLAND, INC.


                                           By: /s/
                                               _________________________________
                                               Name:
                                               Title:

                                            HMI PENNSYLVANIA, INC.


                                            By: /s/
                                               _________________________________
                                               Name:
                                               Title:


                                            HMI PMA, INC.


                                            By: /s/
                                               _________________________________
                                               Name:
                                               Title:


                                            HMI RETAIL CORP., INC.


                                            By: /s/
                                               _________________________________
                                               Name:
                                               Title:


                                            HOME CARE MANAGEMENT, INC.


                                            By: /s/
                                               _________________________________
                                               Name:
                                               Title:

                                         TRANSWORLD HEALTHCARE, INC.


                                         By: /s/
                                            _________________________________
                                            Name:
                                            Title:


                                         STADTLANDER DRUG DISTRIBUTION CO., INC.


                                         By: /s/
                                            _________________________________
                                            Name:
                                            Title:


                                         COUNSEL CORPORATION


                                         By: /s/
                                            _________________________________
                                            Name:
                                            Title: